As filed with the Securities and Exchange Commission on March 31, 2008
--------------------------------------------------------------------------------

                                                            FILE NO. 333- 147913

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          PRE-EFFECTIVE AMENDMENT NO. 1

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                               ILLINOIS 36-2554642
                (State or Other Jurisdiction of (I.R.S. Employer
              Incorporation or Organization) Identification Number)

                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                              JOCELYN LIU, ESQUIRE
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                              NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

THE ALLSTATE(R) GUARANTEED LIFETIME INCOME ANNUITY

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS:  2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS:  P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER:  1-800-203-0068
FAX NUMBER:  1-866-628-1006                         PROSPECTUS DATED _____, 2008




Allstate Life Insurance Company ("Allstate Life") is offering the Allstate(R) Guaranteed Lifetime Income annuity certificate, a group contingent deferred annuity. This prospectus describes the Certificate.

The certificate is offered to investors who have purchased shares of designated mutual funds managed by Allstate Institutional Advisors, LLC, an affiliate of Allstate Life. The certificate will provide guaranteed payments over the remaining life of a designated person (and a second designated person, if applicable) if all of the shares of the designated mutual funds are liquidated, subject to certain conditions specified in the certificate. The certificate does not provide a cash value or death benefit.

Prospective purchasers may apply to purchase a certificate only through a broker-dealer that has entered into a selling agreement with ALFS, Inc. ("ALFS"), the principal underwriter for the certificates. ALFS is not obligated to sell any specific number or dollar amount of certificates. ALFS is obligated only to use its best efforts to sell the certificate.

A purchase of the certificate is subject to certain risks. See "Risk Factors" on page 6. THE CERTIFICATE IS NOVEL AND INNOVATIVE AND, IN PARTICULAR, THE TAX CONSEQUENCES HAVE, TO DATE, NOT BEEN ADDRESSED IN PUBLISHED LEGAL AUTHORITIES. YOU SHOULD THEREFORE CONSULT A TAX ADVISER BEFORE PURCHASING A CERTIFICATE.

                       The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

                       The certificates may be distributed through
                       broker-dealers that have relationships with banks or
                       other financial institutions or by employees of such
                       banks.  However, the certificates are not deposits in, or
                       obligations of, or guaranteed or endorsed by, such
       IMPORTANT       institutions or any federal regulatory agency.
                       Investment in the certificates involves certain risks,
        NOTICES        including possible loss of fees paid under the
                       certificates.

                       This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

                       The certificates are not FDIC insured.

                       The certificates may not be available in all states.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                 1  PROSPECTUS

TABLE OF CONTENTS
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                                                                        PAGE

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OVERVIEW OF THE CERTIFICATE                                             3
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RISK FACTORS                                                            6
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THE CERTIFICATE                                                         8
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PARTIES RELEVANT TO THE CERTIFICATE                                     8
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PURCHASING THE CERTIFICATE                                              9
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ACCOUNT PHASE                                                           10
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PAYOUT PHASE                                                            17
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CERTIFICATE FEE                                                         20
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TERMINATION OF THE CERTIFICATE                                          21
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                                                                        PAGE

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FUNDS                                                                   21
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DEATH OR DIVORCE                                                        22
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MISCELLANEOUS INFORMATION                                               23
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THE COMPANY                                                             23
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DISTRIBUTION                                                            24
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OTHER DOCUMENTS                                                         24
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TAXATION OF THE CERTIFICATE                                             24
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DETERMINING WHETHER THE CERTIFICATE IS RIGHT FOR YOU                    26
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IMPORTANT TERMS                                                         27
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                                 2  PROSPECTUS

OVERVIEW OF THE CERTIFICATE
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PRELIMINARY NOTE REGARDING TERMS USED IN THIS PROSPECTUS
Certain terms used in this prospectus have specific and important meanings. The meaning of each term is typically explained the first time it is used in this prospectus. Definitions of these terms may also be found in the "Important Terms" section beginning on page 27.

Here are some important terms you should understand before you go any further:

.. The "Certificate" is the Allstate(R) Guaranteed Lifetime Income annuity certificate described in this prospectus. This prospectus describes three different versions of the Certificate - the Basic Guaranteed Lifetime Income Certificate, the Guaranteed Lifetime Income Certificate, and the Enhanced Guaranteed Lifetime Income Certificate. References to "Certificate" also include all three versions of the Certificate, unless otherwise noted. Each Certificate is administered separately.

.. "We," "us," "our," and "Allstate Life" mean Allstate Life Insurance Company.

.. "You," "yours," "Owner," and "Certificate Owner" may be used interchangeably and mean the owner of the Certificate.

.. "Annuitant" means the person named in the Certificate whom we use as the "measuring life" to determine when we pay the benefits guaranteed by the Certificate. The Annuitant must be a living person. If the Owner is a living person, the Annuitant is the Owner. If the Owner is a non-living person, a living individual must be named as the Annuitant.


INTRODUCTION
The following is a summary of the Certificate. This summary is intended to provide a basic overview of what the Certificate is and how it functions. To fully understand the Certificate, you should read the entire prospectus, including the "Risk Factors" section beginning on page 6.


THE CERTIFICATE
The Certificate is offered to investors who have purchased shares of designated mutual funds (each a "Fund" and collectively, the "Funds") and hold the shares in a brokerage account at a broker-dealer that has entered into a selling agreement with ALFS. We refer to this account as the "Fund Account." Currently, the Funds eligible for use with the Certificate are the Allstate(R) ClearTarget/SM/ 2005 Retirement Fund ("ClearTarget/SM/ 2005 Fund"), the Allstate(R) ClearTarget/SM/ 2010 Retirement Fund ("ClearTarget/SM/ 2010 Fund"), and the Allstate(R) ClearTarget/SM/ 2015 Retirement Fund ("ClearTarget/SM/ 2015 Fund"). In particular, only the Class GA, Class GC, and Class GI shares of the Funds are eligible for use with the Certificate. The Certificate is designed to protect investors in the Funds who are concerned that they may outlive the investments held in their Fund Account.

Subject to certain restrictions, the Certificate provides a guaranteed income benefit that guarantees continuing payments over the remaining life of the designated Annuitant (or, if there are Joint Annuitants, the remaining lives of the Joint Annuitants), if the value of the Fund Account is reduced to zero.

To purchase the Certificate, you must purchase shares of one of the Funds at least equal in value to $2,500, and you must hold the shares in a Fund Account.
 You may purchase the Certificate when you open the Fund Account or at any time thereafter (subject to age and availability restrictions), so long as the only investments held in the Fund Account are shares of one and only one of the Funds.


INVESTMENT RESTRICTIONS
Your Fund Account belongs to you. We have no ownership over it. You may purchase additional Fund shares and add them to your Fund Account or make withdrawals from your Fund Account at your discretion. However, in order for the Certificate to remain in force, your Fund Account must comply at all times with certain investment restrictions. Specifically, after you have purchased the Certificate, you may not purchase shares of another Fund, or other investments, under the Certificate. You should also be aware that withdrawals you make from your Fund Account have the potential to significantly affect - and in some cases, even terminate - your benefits under the Certificate. The effects of withdrawals are described in the "Account Phase of the Certificate" section below.


ACCOUNT PHASE OF THE CERTIFICATE
The Certificate has two phases: the Account Phase and the Payout Phase. The Account Phase begins on the date you purchase the Certificate, and it continues until the Payout Phase. During the Account Phase, you may purchase additional shares of the Fund you have invested in and make withdrawals from your Fund Account. However, if your total purchases, when added together, exceed $1 million, the Certificate may not apply to the amount beyond $1 million. WE MAY CHANGE THE $1 MILLION LIMIT AFTER YOUR CERTIFICATE HAS BEEN ISSUED, WITHOUT YOUR APPROVAL. If you plan to make additional purchases of Fund shares after buying the Certificate, you should carefully consider the fact that we may lower the $1 million limit.

  WITHDRAWALS

You may take withdrawals from your Fund Account at any time - the Fund Account belongs to you and we have no ownership over it. However, the timing and amount of


                                 3  PROSPECTUS
your withdrawals may affect your benefits under the Certificate. There are two types of withdrawals: "Eligible Withdrawals" and "Ineligible Withdrawals." An Eligible Withdrawal is a withdrawal that will not affect the amount of the benefit provided under the Certificate. In contrast, an Ineligible Withdrawal will cause the amount of your benefit to decrease.

An Eligible Withdrawal must meet all of the following criteria:

1) If it is your first Eligible Withdrawal under the Certificate, you must notify us in writing of your intention to begin taking Eligible Withdrawals;

2) The withdrawal must be on or after the later of the following two dates:

  (a) The next Certificate Anniversary (i.e., the anniversary of the date you purchased the Certificate) after the Annuitant reaches age 60 (or, if there are Joint Annuitants, the date the younger Annuitant reaches age 60); or

  (b) The Certificate Anniversary in the year 2000 for the ClearTarget/SM/ 2005 Fund, the year 2005 for the ClearTarget/SM/ 2010 Fund, and the year 2010 for the ClearTarget/SM/ 2015 Fund.

3) When the withdrawal is added to all of the other withdrawals you've taken in a Certificate Year (i.e., the year beginning with the date you purchase the Certificate or any one Certificate Anniversary and ending with the next Certificate Anniversary), it does not exceed an amount called the "Maximum Annual Withdrawal" (which is described below). Any withdrawals made before your first Eligible Withdrawal under the Certificate will not count towards the Maximum Annual Withdrawal in that Certificate Year.

Any withdrawal that does not meet all three of the above criteria will be considered an Ineligible Withdrawal, and will cause the amount of the benefit available under the Certificate to decrease.

  MAXIMUM ANNUAL WITHDRAWAL

The Maximum Annual Withdrawal is the total amount available to be withdrawn from your Fund Account in a Certificate Year without reducing the benefits available under the Certificate. The Maximum Annual Withdrawal will be calculated on the date you make your first Eligible Withdrawal and on each Certificate Anniversary after that date. It is calculated by multiplying two other values: the "Annual Withdrawal Percentage" and the "Benefit Base."

The Annual Withdrawal Percentage is a percentage value ranging from between 4.5% to 7.0%, based on when you make your first Eligible Withdrawal. In other words, the longer you wait to take your first Eligible Withdrawal, the higher the percentage value will be, and all other things being equal, the higher your initial Maximum Annual Withdrawal will be. For more information on the Annual Withdrawal Percentage, including a table listing the possible Annual Withdrawal Percentages, see page 11.

The Benefit Base is an important and central feature of your Certificate that you should understand. There are three different versions of the Certificate - the Basic Guaranteed Lifetime Income, the Guaranteed Lifetime Income, and the Enhanced Guaranteed Lifetime Income. Each version of the Certificate possesses the same general features, except that the Benefit Base is calculated differently among the three versions:

  BASIC GUARANTEED LIFETIME INCOME. The Benefit Base is initially set equal to the value of your Fund Account on the date you purchase the Certificate. It is then recalculated on each date you purchase additional Fund shares and on each date that you make an Ineligible Withdrawal from your Fund Account.

  GUARANTEED LIFETIME INCOME. The Benefit Base is initially set equal to the value of your Fund Account on the date you purchase the Certificate. It may be increased to the value of your Fund Account on each Certificate Anniversary and reduced on each date that you make an Ineligible Withdrawal from your Fund Account.

  ENHANCED GUARANTEED LIFETIME INCOME. The Benefit Base is initially set equal to the value of your Fund Account on the date you purchase the Certificate.
   It is then recalculated on each Certificate Anniversary and on each date that you make an Ineligible Withdrawal from your Fund Account.

An explanation of how the Benefit Base is calculated for each of the three versions and several detailed examples are in the "Benefit Base" section on page 12.

As discussed above, the Maximum Annual Withdrawal is calculated by multiplying the applicable Benefit Base for your Certificate by the applicable Annual Withdrawal Percentage. The Maximum Annual Withdrawal is calculated on the date you make your first Eligible Withdrawal and on each Certificate Anniversary after that date. This means that, even though the value of your Fund Account may increase in the middle of a Certificate Year (e.g., because you purchase additional Fund shares), your Maximum Annual Withdrawal will not increase until the next Certificate Anniversary.


PAYOUT PHASE OF THE CERTIFICATE
  BENEFIT PAYMENTS

If and when the value of your Fund Account is reduced to zero due to an Eligible Withdrawal, guaranteed benefits called "Benefit Payments" will begin.
 On the date Benefit Payments begin, we multiply the then current Benefit Base by the applicable Annual Withdrawal Percentage to determine the Maximum Annual Withdrawal. We then use the Maximum Annual Withdrawal amount to calculate your monthly benefit amount, as described on page 4. We pay this amount, less


                                 4  PROSPECTUS
applicable taxes required to be withheld, to you monthly for the remainder of the Annuitant's life (or, if there are Joint Annuitants, the lives of both Joint Annuitants).

  OPTIONAL INCOME PLANS

At any time before Benefit Payments begin, you may choose to apply the entire value of your Fund Account to an "Optional Income Plan." An Optional Income Plan is similar to an immediate fixed annuity. It provides for monthly payments to you for either your lifetime (or, if there are Joint Annuitants, for the lifetime of both Joint Annuitants) or for a fixed amount of time. There are three Optional Income Plans available under the Certificate, and they are described on page 19. You may select an Optional Income Plan at any time before your Fund Account value is reduced to zero. Keep in mind that, if you choose an Optional Income Plan, your Benefit Base will be reduced to zero and you will not receive any Benefit Payments. You will receive only the monthly income payments provided under your chosen Optional Income Plan.

  MANDATORY ANNUITY PAYOUT

If your Fund Account value is not reduced to zero and you do not select an Optional Income Plan before your 105th birthday (or, if there are Joint Annuitants, the younger Annuitant's 105th birthday), then the Mandatory Annuity Payout begins. The Mandatory Annuity Payout also begins if no more Funds are offered for use with the Certificate. The date the Mandatory Annuity Payout begins is called the "Mandatory Annuity Payout Start Date." On the Mandatory Annuity Payout Start Date, you may apply your Fund Account value to any of the three Optional Income Plans, or to any one of two additional Income Plans - the Life Only Income Plan and the Joint Life Only Income Plan. These income plans are described on page 19. If, on the Mandatory Annuity Payout Start Date, you choose not to apply your Fund Account value to any of the above income plans, your Certificate will terminate. In this case, you will of course still retain your Fund Account - the Fund Account belongs to you and we have no ownership interest in it - but you will no longer have any rights or guarantees under the Certificate.


COST OF THE CERTIFICATE
The "Certificate Fee" is the amount of money we charge you for the guarantees we provide under the Certificate. The Certificate Fee will be periodically calculated and deducted through the redemption of shares in your Fund Account, by the Allstate Financial Investment Trust, the investment company that offers the Funds, or its agent, or other agreed upon method, and delivered to us. The deduction of the Certificate Fee is not treated as a withdrawal under the Certificate; however, it may be a taxable distribution from the Fund.

The Certificate Fee is calculated as a percentage of the value of your Fund Account. This percentage is called the "Annual Certificate Fee Percentage." The Annual Certificate Fee Percentage for each of the three versions is different. Currently, the Annual Certificate Fee Percentage is 0.85% for the Basic Guaranteed Lifetime Income Certificate; 1.00% for the Guaranteed Lifetime Income Certificate; and 1.25% for the Enhanced Guaranteed Lifetime Income Certificate. The Annual Certificate Fee Percentage for all three versions of the Certificate will never exceed 2.00%. An explanation of how the Certificate Fee is calculated and a detailed example are in the "Certificate Fee" section on page 20.

 If we do not receive your required Certificate Fees by the due date, you will be given a grace period of 61 days. During the grace period, the Certificate will remain in force. If you do not pay the Certificate Fees by the end of the grace period, the Certificate will terminate.

The Certificate Fee is deducted only during the Account Phase. Once your Certificate has entered the Payout Phase, Certificate Fees will no longer be deducted.

The Certificate Fee is assessed in addition to the fees and charges associated with the Fund. In addition, premium taxes of 0%-4% of the Certificate Fee may apply.


CANCELLATION
After you purchase and receive the Certificate, you are given 30 days to cancel the Certificate free of charge. If you provide us with written notice of cancellation within 30 days after receiving the Certificate, the Certificate will terminate and we will refund to you the full amount of any Certificate Fees assessed.

In some states, we may be required to give you more than 30 days to cancel the Certificate free of charge. After the 30 day period (or longer period, if your state requires), you may not cancel the Certificate until after the third Certificate Anniversary, and you will not receive any refunds upon cancellation.

The cancellation of your Certificate will require redemption or exchange of the shares in your Fund Account, which are generally taxable transactions for federal income tax purposes.


                                 5  PROSPECTUS

RISK FACTORS
--------------------------------------------------------------------------------

Before purchasing the Certificate, carefully consider the following risk factors to determine whether the Certificate is suited to your financial needs.

YOU MAY EXPERIENCE UNEXPECTED PERSONAL FINANCIAL NEEDS THAT REQUIRE YOU TO SELL SHARES OF YOUR FUND SOONER OR IN AN AMOUNT GREATER THAN PERMITTED BY THE CERTIFICATE. WITHDRAWALS IN THIS MANNER COULD SUBSTANTIALLY REDUCE OR EVEN TERMINATE THE BENEFITS AVAILABLE UNDER THE CERTIFICATE.

Because personal financial needs can arise unpredictably (e.g., unexpected medical bills), you may need to make a withdrawal from your Fund Account before the Eligible Withdrawal Start Date (i.e., before, among other things, your 60th birthday; for more information on the Eligible Withdrawal Start Date, please see page 10) or in an amount larger than the Maximum Annual Withdrawal. This type of withdrawal is an Ineligible Withdrawal that would reduce or eliminate the guarantee provided by the Certificate. There is no provision under the Certificate to cure any decrease in benefits due to Ineligible Withdrawals. To avoid making Ineligible Withdrawals, you will need to carefully manage your withdrawals.

THE CERTIFICATE DOES NOT REQUIRE US TO WARN YOU OF INELIGIBLE WITHDRAWALS OR OTHER ACTIONS WITH ADVERSE CONSEQUENCES.

The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Fund Account. For example, if you transfer value from shares of the applicable Fund to other investments, we may not provide you with advance notice that your action may cause your Certificate to terminate. You should carefully monitor your Fund Account, any withdrawals from your Fund Account, and any changes to your Benefit Base. You may contact us at 1.888.xxx.xxx for information about your Benefit Base.

THE FUNDS' CONSERVATIVE INVESTMENT STYLE MAY, AND THE DEDUCTION OF CERTIFICATE FEES WILL, LIMIT THE APPRECIATION POTENTIAL OF YOUR FUND ACCOUNT VALUE.

Only certain Funds are available under the Certificate. These Funds may be managed more conservatively than other mutual funds available to you. If you do not purchase the Certificate, it is possible that you may invest in other mutual funds (or other types of investments) that experience higher growth or lower losses, depending on the market, than the Funds experience. Of course, it is impossible to predict which investments will perform better than others. In addition, deductions of the Certificate fees will reduce the appreciation (if any) of your Fund Account value.

YOUR RECEIPT OF BENEFITS UNDER THE CERTIFICATE IS SUBJECT TO OUR FINANCIAL STRENGTH AND CLAIMS PAYING ABILITY.

In the unlikely event that we encounter financial difficulties, we may be unable to make payments to you. If a severe market decline reduces the value of your Fund Account to $0, the same severe market decline could significantly reduce our investments, causing us to be unable to make payments to you. Currently , the financial strength of Allstate Life is rated by three nationally recognized statistical rating organizations ("NRSRO"), ranging from superior to excellent to very strong. The ratings for Allstate Life reflect the NRSROs' opinions that Allstate Life has a superior and excellent ability to meet its ongoing obligations to policyholders on time, or a very strong ability to meet its ongoing obligations. An excellent and very strong rating means that Allstate Life may have somewhat larger long-term risks than higher rated companies which may impair its ability to pay benefits payable on outstanding insurance policies on time. The financial strength ratings are the NRSROs' current opinions of the financial strength of Allstate Life with respect to its ability to pay under its outstanding insurance policies according to their terms and the timeliness of payments. The NRSRO ratings are not specific to the Certificate and your benefit payments (if any) or the payments under an income plan (if any).

[Financial information to be added.] For further information on our financial condition, refer to page 24.

TAX CONSEQUENCES OF THIS CERTIFICATE.

The Certificate is novel and innovative. To date, the tax consequences of the Certificate have not been addressed in published legal authorities and some of the relevant guidance is potentially susceptible to differing interpretations.
 We intend to treat the Certificate as an annuity contract in reporting taxable income attributable to the Certificate to you and to the Internal Revenue Service ("IRS"). We understand that the IRS may have these issues under consideration, and that it has not yet reached a conclusion. It is possible that the IRS could reach a conclusion different from those expressed in this prospectus, including that the Certificate is some type of other financial derivative rather than an annuity. The other financial derivative could include an option or notional principal contract with possible different tax consequences than if it were treated as an annuity. Assuming the Certificate is treated as an annuity contract for tax purposes, Benefit Payments after your Fund Account Value is reduced to zero should be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. While the matter is not free from doubt, we believe the tax treatment of transactions involving your Fund Account will be treated the same as if this Certificate did not exist. We can


                                 6  PROSPECTUS
provide no assurances, however, that the Internal Revenue Service will agree with us on these issues, or that a court would agree with us if the Internal Revenue Service were to challenge the foregoing treatment. You should consult a competent tax adviser before purchasing a Certificate. See the "Taxation of the Certificate" section of this prospectus for more information on tax issues relating to the Certificate.


                                 7  PROSPECTUS

THE CERTIFICATE
--------------------------------------------------------------------------------

As discussed earlier, the Certificate is issued pursuant to the terms of a corresponding group contingent deferred annuity contract issued by Allstate Life to ALFS. Provided below is an explanation of what the term "contingent deferred" means:

.. The contract is "contingent" because the payment of benefits under the Certificate requires certain events to take place, and these events may or may not occur.

.. The contract is "deferred" because a Certificate Owner does not begin receiving benefit payments, if any, until a later date.

The Certificates are offered to investors who have purchased shares of a Fund and hold the shares in a Fund Account. Currently, the Funds eligible for use with the Certificate are the ClearTarget/SM/ 2005 Fund, ClearTarget/SM/ 2010 Fund, and ClearTarget/SM/ 2015 Fund. Note that only the Class GA, Class GC, and Class GI shares of the Funds are eligible for use with the Certificate. The Certificate is designed to protect investors in Funds who are concerned that they may outlive the investments held in their Fund Account.

Under the Certificate, you agree that your Fund Account will be automatically charged the Certificate Fee on a quarterly basis. We agree that, if you comply with the conditions of the Certificate, we will make Benefit Payments to you on a monthly basis for the remainder of your life if the value of your Fund Account is reduced to zero by an Eligible Withdrawal. Alternately, if you choose an Optional Income Plan, we agree that we will pay you the applicable monthly payments for the rest of your life or for the guaranteed payment period, if applicable.


PARTIES RELEVANT TO THE CERTIFICATE
--------------------------------------------------------------------------------

Apart from Allstate Life, which issues the Certificate and the corresponding group contingent deferred annuity contracts, ALFS, which holds the group contingent deferred annuity contracts and is the underwriter of the Certificates, and the "Broker-Dealer", which holds the Fund Shares in the Fund Accounts, there are several parties relevant to the Certificate:

.. The Certificate Owner (or Joint Owners);

.. The Annuitant (or Joint Annuitants); and

.. The Beneficiary (including Primary and Contingent Beneficiaries).


CERTIFICATE OWNER
The Certificate Owner is the living or non-living person that legally owns the Fund Account and the Certificate. The Certificate Owner is referred to in this prospectus simply as the "Owner" or as "you." After the Certificate is purchased, the Owner is listed on the Certificate. The Certificate allows for either a single Owner or Joint Owners. An Owner must meet certain conditions:

.. If there is a single Owner, the Owner may be either a living or non-living person. The non-living person must be acting as an agent for a living person under the Internal Revenue Code of 1986, as amended (the "Code"). An example of a non-living Owner is a grantor trust.

.. If the Fund Account is an Individual Retirement Account ("IRA") established pursuant to Section 408(a) of the Code, then the custodian or trustee of the IRA is the Owner, and there can be no other Owners.

.. If there are Joint Owners, the Joint Owners must both be living and must be spouses. For the purposes of the Certificate, a "spouse" is a legal spouse as defined by the Code.

We reserve the right to limit availability of the Certificate to Individual Retirement Accounts only.


ANNUITANT
The Annuitant is the living person during whose life we will pay the benefits guaranteed by the Certificate. The Certificate allows for either a single Annuitant or Joint Annuitants. An Annuitant must meet certain conditions:

.. If there is only one Owner, who is a living person, then the Owner must also be the Annuitant.

.. If the Owner is a living person (and therefore also the Annuitant), he or she may designate a Joint Annuitant. The Joint Annuitant must be the Owner's spouse and must also be the sole Primary Beneficiary of the Certificate (the term "Primary Beneficiary is described further below).

.. If there are Joint Owners, the Annuitant may be either of the Joint Owners.
   If the Joint Owners would like to designate Joint Annuitants, then the Joint Annuitants must be the same as the Joint Owners.

.. If the Owner is a non-living person, the Annuitant named by the Owner must have a beneficial interest in the Fund Account.

.. If the Owner is a custodian or trustee of an IRA, the Annuitant must be the individual for whose exclusive benefit the IRA was created. In this case, if the Owner would like to designate a Joint Annuitant, the Joint Annuitant must be the spouse of the Annuitant and the sole beneficiary of the IRA.


                                 8  PROSPECTUS

.. If the Owner is a grantor trust pursuant to Subpart E of Subchapter J of the Code, the Annuitant must be the grantor.

.. If there is a Joint Annuitant, he or she must be designated prior to the first
  Eligible Withdrawal or the Payout Phase, whichever occurs first. Once the first Eligible Withdrawal is taken or the Payout Phase begins, you may not change the Annuitant or Joint Annuitant.


BENEFICIARY
Although the Certificate has no death benefit, beneficiaries are needed for certain Income Payment Plans. When you purchase the Certificate, you may name one or more Primary and Contingent Beneficiaries.

For purposes of the Payout Phase, the Primary Beneficiary is the person who will receive any benefits due upon the death of the sole surviving Owner. A Contingent Beneficiary is the person who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Owner.

Unless you have designated an irrevocable Beneficiary, you may change or add Beneficiaries at any time, subject to the Joint Annuitant conditions. We will provide a change of Beneficiary form to be signed by you and filed with us.
 After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If no Beneficiary is named or if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

.. your spouse;

.. if your spouse is no longer alive, then your surviving children equally;

.. if you have no surviving children, then your estate.

For purposes of this prospectus, "children" are natural children and legally adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries in a class will take equal shares. If there is more than one Beneficiary in a class, and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.


PURCHASING THE CERTIFICATE
--------------------------------------------------------------------------------

You may purchase a Certificate on the date you open your Fund Account or at any time thereafter, subject to age and availability restrictions. We reserve the right to limit availability to Individual Retirement Accounts only. In order for you to purchase the Certificate, all of the following must be true on the date of purchase:

.. The Fund Account must hold Class GA, Class GC, or Class GI shares of one of the Funds that are at least equal in value to $2,500. We reserve the right to change the amount of shares that your Fund Account must hold when a Certificate is purchased. The Fund Account may not hold shares of more than one Fund and may not hold any other investments.

.. Your total purchases of Fund shares may not be greater than $1 million. This
  $1 million limit is called the "Maximum Aggregate Funding Payment," and it will apply across all annuity certificates and contracts issued by us or our affiliates.

.. The Owner (if the Owner is a living person), any Joint Owner, and all Annuitants must be between the ages of 50 and 80, inclusive.

To purchase the Certificate, you must complete an application. Applications are available through the Broker-Dealer. Your application is subject to our approval. We reserve the right to refuse to issue a Certificate at any time in our sole discretion. We may discontinue offering the Certificate at any time.

If your application is accepted and the Certificate is issued, you are given a Trial Examination Period during which you may cancel the Certificate and receive a refund of any Certificate Fees deducted from your Fund Account. The Trial Examination Period begins when you receive the Certificate and ends 30 days after you receive the Certificate, or longer if required by your state.

To cancel the Certificate, you must provide us with written notice within the Trial Examination Period.


                                 9  PROSPECTUS

ACCOUNT PHASE
--------------------------------------------------------------------------------

The Certificate has two phases: the Account Phase and the Payout Phase. The Account Phase (referred to in the Certificate as "Funding Phase") begins on the date that you purchase the Certificate and it continues until the Payout Phase.


FUNDING PAYMENTS
During the Account Phase, you may make additional purchase of Fund shares (these purchases are called "Funding Payments" in the Certificate) and take withdrawals from your Fund Account. Although you may purchase additional Fund shares at any time - after all, the Fund Account belongs to you and we have no ownership over it - purchases of Fund shares will be covered by the Certificate only if they meet certain criteria. Specifically, each purchase, must be at least $50 (this is called the "Minimum Funding Payment"). Also, the total of all Fund share purchases may not exceed $1 million (as noted earlier, this limit is called the "Maximum Aggregate Funding Payment"). Any amount beyond $1 million may not be included in the Benefit Base.

We may change the Minimum Funding Payment and Maximum Aggregate Funding Payment at any time without your approval. You should carefully consider these potential limitations before purchasing the Certificate if you intend to buy additional Fund shares after purchasing the Certificate. Furthermore, if at any time the Annual Certificate Fee Percentage for new Certificates exceeds the Annual Certificate Fee Percentage for your Certificate by an amount equal to or greater than the "Funding Payment Restriction Threshold," which is currently 0.10%, we reserve the right to disallow any additional Fund share purchases from being covered by your Certificate. Because we may alter the Annual Certificate Fee Percentage for new Certificates and the Funding Payment Restriction Threshold for all Certificates at any time without your approval, it may become impossible for your future Fund share purchases to be covered by the Certificate's protection.


WITHDRAWALS
It is critical that you understand how withdrawals from your Fund Account affect your Certificate. In particular, it is important that you understand what the difference between Eligible and Ineligible Withdrawals is, when the Eligible Withdrawal Start Date occurs, and how withdrawals affect the calculation of your Benefit Base and Maximum Annual Withdrawal.

Eligible withdrawals taken from the Fund Account are distributions subject to federal income tax, and may also be subject to state and local tax. Short-term capital gains distributions that you receive are taxable to you as ordinary income. If you are an individual, and certain holding period requirements are met, you may be eligible for taxation at long-term capital gains rates for distributions from the Fund Account. If you are investing through an IRA, special tax rates apply. Please refer to the Taxation of the Certificate section of the prospectus for more information.

  DIFFERENCE BETWEEN ELIGIBLE AND INELIGIBLE WITHDRAWALS

Because you own the Fund Account, you may make withdrawals from your Fund Account, subject to any federal tax consequences, at any time and in any amount that you wish. However, the Certificate categorizes your withdrawals from your Fund Account as one of two types: Eligible Withdrawals and Ineligible Withdrawals. The category that a particular withdrawal falls under can significantly affect your benefits under the Certificate.

An Eligible Withdrawal is a withdrawal from the Fund Account that complies with all of the following requirements:

1) If it is your first Eligible Withdrawal under the Certificate, we receive written notice from you beforehand on a form acceptable to us informing us of your intent to start taking Eligible Withdrawals, with or before your withdrawal request.

2) The withdrawal occurs after the Eligible Withdrawal Start Date; and

3) The amount of the withdrawal, does not exceed the Maximum Annual Withdrawal when added to all of the previous withdrawals made during the same Certificate Year. Any withdrawals made before your first Eligible Withdrawal under the Certificate will not count towards the Maximum Annual Withdrawal in that Certificate Year.

An Ineligible Withdrawal is any withdrawal that does not satisfy all three of the Eligible Withdrawal requirements above. Unlike an Eligible Withdrawal, an Ineligible Withdrawal will reduce the Benefit Base, as described further below.

  ELIGIBLE WITHDRAWAL START DATE

The Eligible Withdrawal Start Date is an important date to be aware of during the Account Phase. The Eligible Withdrawal Start Date is the date upon which you may begin taking "Eligible Withdrawals" from your Fund Account. The Eligible Withdrawal Start Date is the later of the following dates:

  (a) The Certificate Anniversary following the date the younger Annuitant reaches the "Eligibility Age".

  (b) The Eligibility Date for the Fund whose shares are held in your Fund Account.

The Eligibility Age is currently set at 60. We reserve the right to change the Eligibility Age at a later time. However, once your Certificate has been issued, the Eligibility Age will not change for your Certificate.


                                 10  PROSPECTUS

The Eligibility Date is your Certificate Anniversary in the designated Eligibility Year for the Fund whose shares are held in your Fund Account. The Eligibility Year for each of the currently available Funds is as follows:

                       Fund                         Eligibility Year
                       ----                         ----------------
             ClearTarget/SM/ 2005 Fund                    2000
             ClearTarget/SM/ 2010 Fund                    2005
             ClearTarget/SM/ 2015 Fund                    2010


For example, assume that your Fund Account is invested in the ClearTarget/SM/ 2015 Fund and you purchased the Certificate on January 15, 2008. As listed in the table above, the Eligibility Year for the ClearTarget/SM/ 2015 Fund is 2010.
 Therefore, your Eligibility Date for withdrawals is January 15, 2010.

If you have allocated your Fund Account Value to the ClearTarget/SM/ 2005 Fund or the ClearTarget/SM/ 2010 Fund, then the Eligibility Date has already passed.
 However, this does not necessarily mean that you can begin taking Eligible Withdrawals immediately. Recall that you cannot begin taking Eligible Withdrawals until the Eligible Withdrawal Start Date, and the Eligible Withdrawal Start Date is the later of the Eligibility Date or the Certificate Anniversary following the date that the younger Annuitant attains the Eligibility Age.

  MAXIMUM ANNUAL WITHDRAWAL

The Maximum Annual Withdrawal is the total amount available for Eligible Withdrawals in a Certificate Year without reducing the benefits available under the Certificate. It is calculated on the date you make your first Eligible Withdrawal and recalculated on every subsequent Certificate Anniversary. The Maximum Annual Withdrawal is calculated by multiplying the Benefit Base by the Annual Withdrawal Percentage. Both the Benefit Base and the Annual Withdrawal Percentage are described below. If the cumulative amount of Eligible Withdrawals you make in a particular Certificate Year does not exceed the Maximum Annual Withdrawal amount for that Certificate Year, any unused amount that you could have withdrawn is not added to the next Certificate Year's Maximum Annual Withdrawal amount. It is important to note that, even though your Fund Account value may increase in the middle of a Certificate Year (e.g., you make an additional purchase of Fund shares), your Maximum Annual Withdrawal will not increase until the next Certificate Anniversary.

At any point in time on or after your first Eligible Withdrawal, you can calculate the maximum amount you have left to withdraw in the current Certificate Year without reducing the benefits under the Certificate by taking your current Maximum Annual Withdrawal and subtracting all of the previous withdrawals you have made in the same Certificate Year. In the Certificate Year in which you make your first Eligible Withdrawal under the Certificate, you can calculate the maximum amount that you have left to withdraw by taking your current Maximum Annual Withdrawal and subtracting the amount of all the withdrawals made in that Certificate Year, beginning with your first Eligible Withdrawal. If the resulting number is zero or negative, you have no amount remaining to withdraw without reducing your benefits under the Certificate. Before the Eligible Withdrawal Start Date, your Maximum Annual Withdrawal is zero, so you may not take any withdrawals before the Eligible Withdrawal Start Date without reducing your benefits under the Certificate.

  ANNUAL WITHDRAWAL PERCENTAGE

The Annual Withdrawal Percentage (called the "Guaranteed Option Factor" in the Certificate) is a percentage value ranging from between 4.5% and 7.0%, based on when you make your first Eligible Withdrawal. It is tied to the age of the younger Annuitant at the time of your first Eligible Withdrawal. If no Eligible Withdrawals have been taken and your Certificate enters the Payout Phase (described further below), the Annual Withdrawal Percentage will be based on the age of the younger Annuitant on the date that the Fund Account Value is reduced to zero. Once your Annual Withdrawal Percentage is determined, it will not change. Therefore, it is important that you carefully select the date of your first Eligible Withdrawal.

The current Annual Withdrawal Percentages are shown in the table below:

               Age of      Certificate   Certificate
               Younger     with Single   with Joint
              Annuitant     Annuitant    Annuitants
-----------------------------------------------------
                 60           5.00%         4.50%
-----------------------------------------------------
                 61           5.10%         4.60%
-----------------------------------------------------
                 62           5.20%         4.70%
-----------------------------------------------------
                 63           5.30%         4.80%
-----------------------------------------------------
                 64           5.40%         4.90%
-----------------------------------------------------
                 65           5.50%         5.00%
-----------------------------------------------------
                 66           5.60%         5.10%
-----------------------------------------------------
                 67           5.70%         5.20%
-----------------------------------------------------
                 68           5.80%         5.30%
-----------------------------------------------------
                 69           5.90%         5.40%
-----------------------------------------------------
                 70           6.00%         5.50%
-----------------------------------------------------
                 71           6.10%         5.60%
-----------------------------------------------------
                 72           6.20%         5.70%
-----------------------------------------------------
                 73           6.30%         5.80%
-----------------------------------------------------
                 74           6.40%         5.90%
-----------------------------------------------------
                 75           6.50%         6.00%
-----------------------------------------------------
                 76           6.60%         6.10%
-----------------------------------------------------
                 77           6.70%         6.20%
-----------------------------------------------------
                 78           6.80%         6.30%
-----------------------------------------------------
                 79           6.90%         6.40%
-----------------------------------------------------
             80 & older       7.00%         6.50%
-----------------------------------------------------




                                 11  PROSPECTUS

As shown in the table above, if you choose to have Joint Annuitants under your Certificate, your Annual Withdrawal Percentage will be lower (and consequently, your Maximum Annual Withdrawal will be lower) than if you choose to have a single Annuitant. We reserve the right to make other Annual Withdrawal Percentages available, change the age ranges to which the Annual Withdrawal Percentages apply, and/or eliminate currently available Annual Withdrawal Percentages. However, once your Certificate has been issued, the Annual Withdrawal Percentages for your Certificate will not change.

  BENEFIT BASE FOR THE BASIC GUARANTEED LIFETIME INCOME

As stated earlier, the Benefit Base for each of the three versions of the Certificate is calculated differently. For the Basic Guaranteed Lifetime Income Certificate, the Benefit Base is calculated as follows:

The Benefit Base is initially set equal to the Fund Account value on the date you purchase the Certificate.

EXAMPLE 1:

BENEFIT BASE CALCULATION FOR THE BASIC
GUARANTEED LIFETIME INCOME
-------------------------------------------
Assume that you purchase the Certificate on
January 15, 2008, and your Fund Account
Value is $100,000.

Your Benefit Base on January 15, 2008 is
also $100,000.
-------------------------------------------


After you have purchased the Certificate, the Benefit Base is recalculated in two situations:

(i) If you purchase additional Fund shares, the amount of the additional purchase is added to the current Benefit Base.

EXAMPLE 2:

BENEFIT BASE CALCULATION FOR THE BASIC
GUARANTEED LIFETIME INCOME
----------------------------------------------
Assume that Example 1 is continued. Your Fund
Account value has grown to $105,000; you
decide to purchase additional Fund shares
equal to $50,000.

Your new Benefit Base is $150,000, which is
your prior Benefit Base ($100,000) plus the
amount of the additional Fund share purchase
($50,000).
----------------------------------------------


(ii) If you make an Ineligible Withdrawal from the Fund Account, the Benefit Base is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where:

  X = the Benefit Base prior to the Ineligible Withdrawal

  Y = the Fund Account Value after the Ineligible Withdrawal

  Z = the Fund Account Value prior to the Ineligible Withdrawal

EXAMPLE 3:
BENEFIT BASE CALCULATION FOR THE BASIC GUARANTEED LIFETIME
INCOME
-------------------------------------------------------------
Assume that Example 1 is continued. Your Fund Account value
has grown to $105,000; you decide to take an Ineligible
Withdrawal of $25,000.

After the Ineligible Withdrawal, your Benefit Base will be
reduced to $76,190.48, which is the prior Benefit Base
($100,000) multiplied by the Fund Account value immediately
after the withdrawal ($80,000) divided by the Fund Account
value immediately before the withdrawal ($105,000)
-------------------------------------------------------------




                                 12  PROSPECTUS

For the Basic Guaranteed Lifetime Income, the Benefit Base will not be increased to exceed the Fund Account value.

EXAMPLE 4:

BENEFIT BASE CALCULATION FOR THE BASIC
GUARANTEED LIFETIME INCOME
----------------------------------------------
Assume that Example 1 is continued. Your Fund
Account value has fallen to $75,000 due to
market fluctuations. You decide to purchase
additional Fund shares equal to $50,000.

After the additional Fund share purchase is applied to the Fund Account, the Fund Account value is $125,000. The Benefit Base would seem to equal $150,000, which is the prior Benefit
Base ($100,000) plus the amount of the
additional Fund share purchase ($50,000).

However, the Benefit Base will not be
increased to exceed the Fund Account value,
which is $125,000.  Therefore, the Benefit
Base will be reset to equal $125,000.
----------------------------------------------


  BENEFIT BASE FOR THE GUARANTEED LIFETIME INCOME

The Benefit Base for the Guaranteed Lifetime Income will be calculated as follows:

The Benefit Base is initially set to equal the value of the Fund Account on the date you purchase the Certificate.

EXAMPLE 1:

BENEFIT BASE CALCULATION FOR THE GUARANTEED
LIFETIME INCOME
-------------------------------------------
Assume that you purchase the Certificate on
January 15, 2008, and your Fund Account
value is $100,000.

Your Benefit Base on January 15, 2008 is
also $100,000.
-------------------------------------------


The Benefit Base is recalculated in two situations:

(i) On each Certificate Anniversary, if the value of the Fund Account is greater than the Benefit Base, the Benefit Base is increased to equal the Fund Account value (otherwise, the Benefit Base remains the same).

EXAMPLE 2:

BENEFIT BASE CALCULATION FOR THE GUARANTEED LIFETIME
INCOME
-----------------------------------------------------
Assume Example 1 is continued and your Fund Account
value on the Certificate Anniversary (January 15,
2009) is $110,000.

On the Certificate Anniversary, your Fund Account
value ($110,000) is greater than your most recently
calculated Benefit Base ($100,000). So, your Benefit
Base will be reset to equal $110,000.
-----------------------------------------------------



EXAMPLE 3:

BENEFIT BASE CALCULATION FOR THE GUARANTEED
LIFETIME INCOME
---------------------------------------------
Assume that Example 2 is continued and your
Fund Account value on the next Certificate
Anniversary (January 15, 2010) is $95,000.

On that Certificate Anniversary, the most
recently calculated Benefit Base ($110,000)
is greater than your Fund Account value
($95,000). So, your Benefit Base will remain
$110,000.
---------------------------------------------



(ii) If you make an Ineligible Withdrawal from the Fund Account, the Benefit Base is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where:

  X = the Benefit Base prior to the Ineligible Withdrawal

  Y = the Fund Account Value after the Ineligible Withdrawal

  Z = the Fund Account Value prior to the Ineligible Withdrawal

EXAMPLE 4:
BENEFIT BASE CALCULATION FOR THE GUARANTEED LIFETIME INCOME

-------------------------------------------------------------
Assume that Example 3 is continued. You decide to take an
Ineligible Withdrawal of $25,000.

After the Ineligible Withdrawal, your Benefit Base will be
reduced to $81,052.63, which is your Benefit Base prior to
the withdrawal ($110,000) multiplied by the Fund Account
value immediately after the withdrawal ($70,000) divided by
the Fund Account value immediately prior to the withdrawal
($95,000).
-------------------------------------------------------------




                                 13  PROSPECTUS

  BENEFIT BASE FOR THE ENHANCED GUARANTEED LIFETIME INCOME

The Benefit Base for the Enhanced Guaranteed Lifetime Income will be calculated as follows:

For the Enhanced Guaranteed Lifetime Income of the Certificate, the Benefit Base is initially set equal to the Fund Account value on the date you purchase the Certificate.


EXAMPLE 1:

BENEFIT BASE CALCULATION FOR THE ENHANCED
GUARANTEED LIFETIME INCOME
-------------------------------------------
Assume that you purchase the Certificate on
January 15, 2008, and your Fund Account
value is $100,000.

Your Benefit Base on January 15, 2008 is
also $100,000.
-------------------------------------------



After you purchase the Certificate, the Benefit Base is recalculated on each Certificate Anniversary and on the date of each Ineligible Withdrawal to be equal to the greater of the Maximum Anniversary Value or the Rollup Value.

(i) The Maximum Anniversary Value (or "MAV") is initially set equal to the Fund Account value on the date you purchase the Certificate.

EXAMPLE 2:

MAV CALCULATION FOR THE ENHANCED GUARANTEED LIFETIME
INCOME
-------------------------------------------------------
Using the same assumptions from Example 1, the MAV on
January 15, 2008 is $100,000.
-------------------------------------------------------


On each "Reset Date", if the value of the Fund Account Value is greater than the current MAV, the MAV is increased to equal the Fund Account value (otherwise, the Benefit Base remains the same). Currently, the Reset Date is on each Certificate Anniversary. We reserve the right to change the Reset Date; however, once your Certificate has been issued, the Reset Date for your Certificate will not change.

EXAMPLE 3:

MAV CALCULATION FOR THE ENHANCED GUARANTEED
LIFETIME INCOME
---------------------------------------------
Assume that Example 2 is continued and your
Fund Account value on the Certificate
Anniversary (January 15, 2009) is $110,000.

On the Certificate Anniversary, your Fund
Account value ($110,000) is greater than your
MAV ($100,000). So, the MAV will be reset to
equal $110,000.
---------------------------------------------


EXAMPLE 4:

MAV CALCULATION FOR THE ENHANCED GUARANTEED
LIFETIME INCOME
---------------------------------------------
Assume that Example 3 is continued and your
Fund Account value on the next Certificate
Anniversary (January 15, 2010) is $95,000.

On that Certificate Anniversary, the MAV
($110,000) is greater than your Fund Account
value ($95,000). So, the MAV will remain
$110,000.
---------------------------------------------


In addition, if an Ineligible Withdrawal is made, the MAV is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where:

  X = the MAV prior to the Ineligible Withdrawal

  Y = the Fund Account Value after the Ineligible Withdrawal

  Z = the Fund Account Value prior to the Ineligible Withdrawal

EXAMPLE 5:
MAV CALCULATION FOR THE ENHANCED GUARANTEED LIFETIME INCOME

-------------------------------------------------------------
Assume that Example 4 is continued. You decide to take an
Ineligible Withdrawal of $25,000.

After the Ineligible Withdrawal, your MAV will be reduced to
$81,052.63, which is the MAV prior to the withdrawal
($110,000) multiplied by the Fund Account value immediately
after the withdrawal ($70,000) divided by the Fund Account
value immediately prior to the withdrawal ($95,000).
-------------------------------------------------------------




                                 14  PROSPECTUS

(ii) The Rollup Value is initially set equal to the Fund Account value on the date you purchase the Certificate.

EXAMPLE 6:

ROLLUP VALUE CALCULATION FOR THE ENHANCED
GUARANTEED LIFETIME INCOME
-------------------------------------------
Using the same assumptions from Example 1,
the Rollup Value on the date you purchase
the Certificate is $100,000.
-------------------------------------------


After you purchase the Certificate, the Rollup Value accumulates daily at a rate that compounds over one year to equal the Annual Rollup Percentage; currently, the Annual Rollup Percentage is set at 5%. If additional Fund shares are purchased, the Rollup Value is increased by the amount of the additional Fund share purchase. The Rollup Value continues to accumulate until the date of the first Eligible Withdrawal or the end of the Annual Rollup Period (which is, currently, 10 years), whichever occurs first.


EXAMPLE 7:

ROLLUP VALUE CALCULATION FOR THE ENHANCED
GUARANTEED LIFETIME INCOME
--------------------------------------------
Assume Example 6 is continued and the Rollup
Value is accumulating at an annual rate of
5%. On July 15, 2008 (six months after you
purchased the Certificate), you purchase
additional Fund shares equal to $50,000.

The Rollup Value has been accumulating daily and is equal to $102,455.85 at the time before the additional Fund share purchase is applied.

The Rollup Value after the additional Fund
share purchase is applied is $152,455.85,
which is the Rollup Value immediately before
the additional Fund share purchase was
applied ($102,455.85) plus the amount of the
additional Fund share purchase ($50,000).
--------------------------------------------



In addition, if an Ineligible Withdrawal is made, the Rollup Value is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where

  X = the Rollup Value prior to the Ineligible Withdrawal

  Y = the Fund Account Value after the Ineligible Withdrawal

  Z = the Fund Account Value prior to the Ineligible Withdrawal

EXAMPLE 8:
ROLLUP VALUE CALCULATION FOR THE ENHANCED GUARANTEED LIFETIME
INCOME

-------------------------------------------------------------
Assume Example 6 is continued and the Rollup Value is
accumulating at an annual rate of 5%. On July 15, 2008 (six
months after you purchased the Certificate), you decide to
take an Ineligible Withdrawal of $25,000.

Your Fund Account value has grown to $102,000 on July 15,
2008. The Rollup Value has been accumulating daily and is equal to $102,455.85 on July 15, 2008.

After the Ineligible Withdrawal, your Rollup Value is
$77,344.12, which is the Rollup Value immediately before the withdrawal ($102,455.85) multiplied by the Fund Account value immediately after the withdrawal ($77,000) divided by the
Fund Account value immediately before the withdrawal
($102,000).
-------------------------------------------------------------




                                 15  PROSPECTUS

Below are some examples that demonstrate how the MAV and Rollup Value relate to the Benefit Base under the Enhanced Guaranteed Lifetime Income:

EXAMPLE 9:

BENEFIT BASE CALCULATION FOR THE ENHANCED GUARANTEED LIFETIME
INCOME
---------------------------------------------------------------
Assume that when you purchase the Certificate, your Fund
Account value is $100,000. This means that on the date you
purchase the Certificate, your MAV and Rollup Value both also equal $100,000. Assume that you have not purchased any
additional Fund shares or taken any withdrawals.

Now assume that on your Certificate Anniversary, your Fund
Account value has increased to equal $110,000, due to market performance.

MAV: On the Certificate Anniversary, the MAV is determined by comparing your Fund Account value ($110,000) with your previously calculated MAV ($100,000). Because the Fund Account value is greater than the previously calculated MAV on this Certificate Anniversary, your MAV will be reset to equal
$110,000.

Rollup Value: On the Certificate Anniversary, based on a 5% annual accumulation rate on your initial Rollup Value of $100,000, the Rollup Value will be $105,000.

Benefit Base: Finally, to determine your Benefit Base on the
Certificate Anniversary, compare the MAV ($110,000) with the
Rollup Value ($105,000). The Benefit Base will be reset to the greater of the two values. In this example, the Benefit Base on the Certificate Anniversary will be $110,000.
---------------------------------------------------------------


EXAMPLE 10:

BENEFIT BASE CALCULATION FOR THE ENHANCED
GUARANTEED LIFETIME INCOME
---------------------------------------------
Assume that you purchase the Certificate on
January 15, 2008 and your Fund Account Value
is $100,000. This means that on January 15,
2008, your MAV and Rollup Value both also
equal $100,000.

Now assume that on July 15, 2008, your Fund
Account Value has grown to $102,000 and you decide to take an Ineligible Withdrawal of $25,000.

MAV: After the Ineligible Withdrawal, your
MAV will be reduced to $75,490.20, which is the MAV prior to the withdrawal ($100,000) multiplied by the Fund Account Value immediately after the withdrawal ($77,000) divided by the Fund Account Value immediately before the withdrawal ($102,000).

Rollup Value: On July 15, 2008, the Rollup
Value before the withdrawal is $102, 455.85, which is the initial Rollup Value ($100,000) accumulating daily at an annual rate of 5%.

After the Ineligible Withdrawal, the Rollup
Value will be reduced to $77,344.12, which is the Rollup Value immediately before the withdrawal ($102,455.85) multiplied by the
Fund Account Value immediately after the withdrawal ($77,000) divided by the Fund
Account Value immediately before the
withdrawal ($102,000).

Benefit Base: Finally, to determine your
Benefit Base after the Ineligible Withdrawal,
compare the MAV ($75,490.20) with the Rollup
Value ($77,344.12). The Benefit Base will be
reset to the greater of the two values. In
this example, the Benefit Base after the
Ineligible Withdrawal will be $77,344.12.
---------------------------------------------


NOTE ON THE BENEFIT BASE FOR ALL CERTIFICATES

Keep the following points in mind regarding the Benefit Base:

.. The Benefit Base is used only for purposes of calculating the Maximum Annual
  Withdrawal. It has no other purpose. The Benefit Base does not provide and is not available as a cash value or settlement value.

.. It is important that you not confuse your Benefit Base with your Fund Account value.

.. The Benefit Base will only be recalculated during the Account Phase.

.. If any Ineligible Withdrawal in a Certificate Year reduces the Benefit Base to less than $2000, we may treat the withdrawal as a withdrawal of the entire


                                 16  PROSPECTUS

  Fund Account value, and the Certificate will terminate.

.. If at any time you elect to apply your Fund Account value to an Optional
  Income Plan, your Benefit Base will be reduced to zero and you will not receive any Benefit Payments. You will receive only the income payments under the Optional Income Plan you selected.

.. Note that if you purchase the Class GA shares of a Fund, an up-front sales charge will be applied to your purchase of Fund shares, before the shares are placed in your Fund Account. Because your Benefit Base is initially set equal to your Fund Account value, it will not include the amount deducted for the sales charge. Please see the Fund prospectus for additional details, including the maximum sales charge.

THE IMPORTANCE OF MANAGING YOUR WITHDRAWALS

As mentioned earlier, the Maximum Annual Withdrawal is determined by multiplying the Benefit Base by the applicable Annual Withdrawal Percentage when you make your first Eligible Withdrawal, and on every Certificate Anniversary thereafter. Any withdrawals taken before the Eligible Withdrawal Start Date will decrease your Benefit Base, thus causing your Maximum Annual Withdrawal on the Eligible Withdrawal Start Date to be lower than it would otherwise be. On or after the Eligible Withdrawal Start Date, if the cumulative amount of withdrawals you make in that Certificate Year (not including any Ineligible Withdrawals taken before your first Eligible Withdrawal) exceeds the Maximum Annual Withdrawal, your Benefit Base and Maximum Annual Withdrawal will be reduced accordingly.

To maximize the amount of your benefits under the Certificate, you should not withdraw more than the Maximum Annual Withdrawal in any Certificate Year, or make any withdrawals before the Eligible Withdrawal Start Date (i.e., you should not make any Ineligible Withdrawals).


PAYOUT PHASE
--------------------------------------------------------------------------------

The Payout Phase begins on the earliest of the following three dates:

.. The date that your Fund Account value is reduced to zero, due to an Eligible
  Withdrawal.  This date is called the "Benefit Payment Start Date".

.. The date that you choose to apply your Fund Account value to an Optional
  Income Plan.  This date is called the "Income Plan Start Date".

.. The date on which you will be required to select an Income Plan for your Certificate. This date is called the "Mandatory Annuity Payout Start Date".

In the Payout Phase, there are two possible types of payments: Benefit Payments and Income Plan Payments. You may receive only one of these two types of payments in the Payout Phase. Before payments begin, we may require proof of your age and gender. In addition, we may require proof that the Annuitant or Joint Annuitant is alive before we make each payment.

Once your Certificate enters the Payout Phase, your Fund Account is effectively closed. No further withdrawals or purchases of Fund shares may be made and no additional Certificate Fee is assessed.


BENEFIT PAYMENTS
If your Fund Account value is reduced to zero due to an Eligible Withdrawal and the Benefit Base is greater than zero, we will pay an amount equal to the Maximum Annual Withdrawal, less applicable taxes, each year to you as described below, as long as the Annuitant (or if there are Joint Annuitants, the Joint Annuitant) is alive.

On the Benefit Payment Start Date, the Fund Account will effectively close. On the last day of the first full calendar month after the Benefit Payment Start Date, we will pay the first Benefit Payment to you. We will continue paying the Benefit Payments as long as the Annuitant (or Joint Annuitant, if applicable) is alive.

The amount of each Benefit Payment may differ on whether the Owner is a living or non-living person (e.g., a grantor trust). If the Owner is a living person, then in the Certificate Year in which the Benefit Payments begin, the Benefit Payment will equal (A) divided by (B), where (A) is the amount of the Maximum Annual Withdrawal minus the amount of withdrawals taken prior to the Benefit Payment Start Date during that Certificate Year, and (B) is the number of months left in the Certificate Year as of the Benefit Payment Start Date. Partial months will count as one full month. In subsequent Certificate Years,


                                 17  PROSPECTUS
the amount of each Benefit Payment will be equal to the Maximum Annual Withdrawal divided by 12.

               EXAMPLE OF BENEFIT PAYMENT
             CALCULATION FOR A LIVING OWNER
--------------------------------------------------------
Assume that your Certificate Anniversary is January 15,
2008. The Benefit Base on this date is equal to
$110,000; the Maximum Annual Withdrawal is equal to
$5,500; and, the Fund Account value is equal to $3,000.
You have not taken any withdrawals from the Fund Account
in this Certificate Year.

Now assume that on March 15, 2008, you take an Eligible
Withdrawal of $3,000. Your Fund Account value is now $0 and the Certificate moves into the Payout Phase. Your
Benefit Payment Start Date is March 15, 2008.

Each Benefit Payment in this Certificate Year will be
$250.  This amount is determined by taking the Maximum
Annual Withdrawal amount ($5,500), subtracting the amount of any withdrawals ($3,000), and dividing the difference ($2,500) by the number of months remaining in that Certificate Year (10).

Each Benefit Payment in subsequent Certificate Years
(beginning on January 15, 2009) will be $458.33, which
is the Maximum Withdrawal Amount ($5,500) divided by 12.
--------------------------------------------------------


If the Certificate Owner is a non-living person, the amount of each Benefit Payment will be equal to (A) divided by (B), where (A) is the amount of the Maximum Annual Withdrawal, and (B) is the number of months left in the Certificate Year as of the Benefit Payment Start Date. Partial months will count as one full month. In subsequent Certificate Years, the amount of each Benefit Payment will be equal to the Maximum Annual Withdrawal divided by 12.

                         EXAMPLE OF BENEFIT PAYMENT
                     CALCULATION FOR A NON-LIVING OWNER
-----------------------------------------------------------------------------
Assume that your Certificate Anniversary is January 15, 2008. The Benefit
Base on this date is equal to $110,000; the Maximum Annual Withdrawal is equal to $5,500; and the Fund Account value is equal to $3,000. You have not taken any withdrawals from the Fund Account in this Certificate Year.

Now assume that on March 15, 2008, you take an Eligible Withdrawal of $3,000.
Your Fund Account value is now $0 and the Certificate moves into the Payout
Phase. Your Benefit Payment Start Date is March 15, 2008.

Each Benefit Payment in this Certificate Year will be $458.33. To determine this amount, divide the Maximum Withdrawal Amount ($5,500) by 12.
-----------------------------------------------------------------------------


You may request a payment frequency other than monthly. The request must be in writing and accepted by us before the first Benefit Payment is made. The amount of each Benefit Payment will be adjusted accordingly. We reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency during a Certificate Year.

If the Benefit Base is not large enough to provide a payment of $100, we reserve the right to change the payment frequency to annually, or to make the payment at least $100.

The tax consequences of the Certificate have not been addressed by the IRS; however, we intend to treat the Certificate as an annuity for tax purposes. Generally, we will treat a portion of each payment made from the annuity as taxable and the remaining portion as a non-taxable return of your investment in the Certificate, which is also called the "basis". Once the investment in the Certificate is depleted, all remaining payments will be reported as fully taxable. If you are investing through an IRA, generally, all payments received will be fully taxable. Please refer to the Taxation of the Certificate section of the prospectus for more information.


OPTIONAL INCOME PLANS
At any time before Benefit Payments start, you may choose to pay us your Fund Account value and apply it to an Optional Income Plan. You must make this choice before your Fund Account value is reduced to zero.

The Income Plan Start Date is the date that your Fund Account value is paid to us and applied to the Income Plan that you select. If you choose to apply your Fund Account value to an Income Plan, your Benefit Base under the Certificate will be reduced to zero and you will not receive any Benefit Payments.

An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Certificate, which is also called the "basis." Once the basis in the Certificate is depleted, all remaining payments will be fully taxable.
 If the Certificate is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You are responsible for the taxes due on any Income Plan payment made to you. We may deduct such taxes from such Income Plan payments and remit them to the appropriate tax authority.

Currently, three Income Plans are available. You may choose to apply the Fund Account Value to Income Plan 1, 2 or 3, described below. You may choose only one Income Plan. Once you choose an Income Plan, you may not change your selection. In addition, a new Income Plan may not be selected and amounts may not be reallocated to a different Income Plan.

If any Certificate Owner dies during the Payout Phase, the new Certificate Owner will be the surviving Certificate Owner. If there is no surviving Certificate Owner, the new Certificate Owner will be the Beneficiaries as described in the "Beneficiary" section of


                                 18  PROSPECTUS
this prospectus. Any remaining Income Payments will be paid to the new Certificate Owner as scheduled. Income Payments to Beneficiaries may be subject to restrictions established by the Certificate Owner.

The three Income Plans are:

  INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENT PERIOD

  Under this plan, we make periodic Income Payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay Income Payments until the end of the "Guaranteed Payment Period." The Guaranteed Payment Period is the number of months guaranteed under the Income Plan, and may range from 0 to 360 months. If the Annuitant is age 90 or older on the Income Plan Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

  INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENT PERIOD

  Under this plan, we make periodic Income Payments for at least as long as either the Annuitant or the Joint Annuitant lives. If both the Annuitant and Joint Annuitant die in the Payout Phase, we will continue to pay the Income Payments until the end of the Guaranteed Payment Period. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or Joint Annuitant is age 90 or older on the Income Plan Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

  INCOME PLAN 3 - GUARANTEED PAYMENT PERIOD

  Under this plan, we make periodic Income Payments for the Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Income Plan Start Date occurs prior to the third Certificate Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of full months between the Income Plan Start Date and the date that the Annuitant reaches age 110, if greater. In no event may the Guaranteed Payment Period exceed 600 months.

If you choose an Income Plan with payments that continue for the life of the Annuitant or Joint Annuitant, we may require proof of age and gender of the Annuitant or Joint Annuitant before beginning Income Payments, and proof that the Annuitant or Joint Annuitant is alive before we make each Income Payment.
 Note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one Income Payment if the Annuitant and any Joint Annuitant both die before the second Income Payment, or only two Income Payments if they die before the third Income Payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each Income Payment. As a general rule, longer Guaranteed Payment Periods result in lower Income Payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the Income Payments generally will be greater than the Income Payments made under the same Income Plan with a specified Guaranteed Payment Period.

We may make other Income Plans available. You may obtain information about them by writing to us or calling us.


MANDATORY ANNUITY PAYOUT
A Mandatory Annuity Payout will be required if your Certificate has not entered the Payout Phase by the younger Annuitant's 105th birthday (this date is called "Latest Income Plan Start Date") or the date on which no Funds are available, whichever date is earlier. The date that the Mandatory Annuity Payout begins is called the "Mandatory Annuity Payout Start Date."

On the Mandatory Annuity Payout Start Date, you may choose to apply your Fund Account Value to any one of the Optional Income Plans that are available at that time as well as two additional Income Plans - the Life Only Income Plan and the Joint Life Only Income Plan. The Life Only and Joint Life Only Income Plans are only available on the Mandatory Annuity Payout Start Date. We will mail you two notifications prior to the Latest Income Plan Start Date. If you do not select an Income Plan by the Mandatory Annuity Payout Start Date, then the Certificate will terminate.

If you elect the Life Only Income Plan or Joint Life Only Income Plan, you will receive payments under the selected plan equal to the greater of the following amounts:

.. The Maximum Annual Withdrawal as of the Certificate Year immediately preceding the Mandatory Annuity Payout Start Date, adjusted for any Ineligible Withdrawals taken in that Certificate Year; or

.. An annual payment amount determined by applying the remaining Fund Account
  Value as of the Mandatory Annuity Payout Start Date to the chosen Income Plan.

Under the LIFE ONLY INCOME PLAN, we will make payments for the remainder of the Annuitant's life. The Life Only Income Plan is available if only one Annuitant is alive on the Mandatory Annuity Payout Start Date. Upon the death of the Annuitant, the Beneficiary will receive an amount equal to the Fund Account Value on the Mandatory Annuity Start Date, less the amount of all payments made after the Fund Account Value was applied to the Income Plan. This amount will not be less than zero.


                                 19  PROSPECTUS

Under the JOINT LIFE ONLY INCOME PLAN, we will make payments for the remainder of both of the Annuitants' lives. Upon the death of the last Annuitant, the Beneficiary will receive an amount equal to the Fund Account Value on the Mandatory Annuity Payout Start Date, less the amount of all payments made after the Fund Account Value was applied to the Income Plan. This amount will not be less than zero.


CERTIFICATE FEE
--------------------------------------------------------------------------------

The Certificate Fee is the amount of money we charge you for the guarantees we provide under the Certificate. The Certificate Fee will be deducted through the redemption of shares in your Fund Account by the Allstate Financial Investment Trust, or its agent, or other agreed upon method, and delivered to us. The deduction of the Certificate Fee is not treated as a withdrawal under the Certificate; however, the deduction of the Certificate Fee will be treated as an amount realized on the redemption of Fund Shares generating taxable gains and/ or losses. The deduction of the Certificate Fee from the Fund held within an IRA will not be a distribution from your IRA.

The Certificate Fee will be deducted from your Fund Account value following the end of each Certificate Fee Period. A Certificate Fee Period begins five Business Days (i.e., a day where the New York Stock Exchange is open for regular trading) prior to the end of the previous calendar quarter and ends six Business Days prior to the end of the current calendar quarter.

The Certificate Fee is equal to A multiplied by B, where A and B are the following:

  A = the average Fund Account value, as defined below, for the Certificate Fee Period.

  B = the Annual Certificate Fee Percentage divided by the number of days in the current calendar year, then multiplied by the number of calendar days in the Certificate Fee Period.

The average Fund Account value is equal to C divided by D, where C and D are the following:

  C = the sum of the Fund Account values at the close of each Business Day.

  D = the number of Business Days in the Certificate Fee Period.

Currently, the Annual Certificate Fee Percentage is 0.85% for the Basic Guaranteed Lifetime Income Certificate; 1.00% for the Guaranteed Lifetime Income Certificate; and 1.25% for the Enhanced Guaranteed Lifetime Income Certificate. We reserve the right to change the Annual Certificate Fee Percentage. However, the Annual Certificate Fee Percentage for all of the Certificates will never exceed 2.00%. Once your Certificate has been issued, the Annual Certificate Fee Percentage for your Certificate will not change.

           CERTIFICATE FEE CALCULATION EXAMPLE
---------------------------------------------------------
Assume that you purchased the Guaranteed Lifetime Income
Certificate on or before June 24, 2008, and the Annual
Certificate Fee Percentage for your Certificate is 1.00%.
This example shows how your Certificate Fee will be
calculated.

The Certificate Fee Period begins 5 Business Days prior to the end of the previous calendar quarter. The previous calendar quarter ended on June 30, 2008. Five Business
Days prior to June 30, 2008 is June 24, 2008. The
Certificate Fee Period ends 6 Business Days prior to the end of the current calendar quarter. The current calendar quarter ends on September 30, 2008. Six Business Days prior to September 30 is September 23.

Therefore, the Certificate Fee Period is June 24, 2008 through September 23, 2008, inclusive. In this
Certificate Fee Period, there are 64 Business Days, 92 calendar days and there are 366 calendar days in 2008.

Assume that during the Certificate Fee Period, the sum of the Fund Account values at the close of each Business Day is $631,397.86.

To calculate the average Fund Account Value for this Certificate Fee Period, we divide (C) the sum of the Fund
Account values ($631,397.86) by (D) the number of Business Days in the Certificate Fee Period (64).

             $631,397.86 / 64 =   $9,865.59
The average Fund Account value (A) is $9,865.59.

To determine the Certificate Fee percentage for this Certificate Fee Period, we divide the Annual Certificate
Fee Percentage (1.00%) by the number of days in the current calendar year (366), and then multiply by the number of calendar days in the Certificate Fee Period
(92).

                1.00% / 366 * 92 = .2514%
The Certificate Fee percentage for this Certificate Fee
Period (B) is .2514%.

Finally, the Certificate Fee is equal to the average Fund
Account value ($9865.59) multiplied by the Certificate
Fee percentage for the period (.2514%)

               $9865.59 * .2514% = $24.80.
The Certificate Fee for this Certificate Fee Period is
$24.80. The Certificate Fee would be deducted from the
Fund Account value on September 24th, 2008, which is the
Business Day following the end of the Certificate Fee
Period.
---------------------------------------------------------


The Certificate Fee is based on a percentage of your Fund Account, so the dollar amount of your Certificate Fee is not likely to remain the same. If your Fund


                                 20  PROSPECTUS

Account Value increases during a Certificate Fee Period, then you may pay a higher Certificate Fee. However, if your Fund Account Value decreases during a Certificate Fee Period, the amount of your Certificate Fee may also be lower.

If we do not receive your required Certificate Fees by the due date, you will be given a grace period of 61 days. During the grace period, the Certificate will remain in force. If you do not pay the Certificate Fees by the end of the grace period, the Certificate will terminate.

The Certificate Fee is deducted only during the Account Phase. Once your Certificate has entered the Payout Phase, Certificate Fees will no longer be deducted.

The Certificate Fee is assessed in addition to the fees and charges associated with the Fund. In addition, premium taxes of 0%-4% of your Certificate Fee may apply.


TERMINATION OF THE CERTIFICATE
--------------------------------------------------------------------------------

The Certificate will terminate on the earliest of the following dates:

.. The date that you notify us in writing that you elect to cancel the Certificate (see page 5);

.. The date the Benefit Base is reduced to zero, unless due to the election of an Optional Income Plan;

.. The date of death of the last Annuitant, unless the Guaranteed Payment Period has not expired under an Optional Income Plan;

.. The date the Annuitant or Joint Annuitant is removed from the Certificate for any reason, except as provided in the "Death or Divorce" section on page 22, following the date of the first Eligible Withdrawal;

.. The date a non-Spouse Owner is added;

.. For a Certificate owned by a custodian or trustee of an IRA with a Joint
  Annuitant, the date a non-spousal beneficiary is added to the IRA;

.. The date the Owner transfers the entire Fund Account Value to an investment other than an available Fund; or

.. On the Mandatory Annuity Payout Start Date, if an Income Plan is not selected.
  Note that, in the unlikely event that all Funds become ineligible for use with the Certificate, you will be forced into a Mandatory Annuity Payout.


FUNDS
--------------------------------------------------------------------------------

NOTE: IN THE CERTIFICATE, EACH FUND IS REFERRED TO AS AN "INVESTMENT PROGRAM."

Currently, the Funds are:

1) the Allstate(R) ClearTarget/SM/ 2005 Retirement Fund;

2) the Allstate(R) ClearTarget/SM/ 2010 Retirement Fund; and

3) the Allstate(R) ClearTarget/SM/ 2015 Retirement Fund.

You should read the Fund prospectus before purchasing the Certificate.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Each Fund is designed to pursue the maximum amount of capital growth, consistent with a reasonable amount of risk, during an investor's pre-retirement and early retirement years. After its target retirement date (which is the year included in each Fund's name), each Fund is designed to minimize the likelihood that an investor will experience a significant loss of capital. The Funds will pursue this objective by becoming more conservative each year. This means that, over time, each Fund's asset mix will gain increasing exposure to investments in fixed-income securities and short-term bonds. Eventually, approximately fifteen years after a Fund's target retirement date, the Fund's asset mix will become static.

DIFFERENT SHARE CLASSES

Only the Class GA, Class GC, and Class GI shares of the Funds are eligible for use with the Certificate. For information on the differences among the Class GA, Class GC, and Class GI shares, please refer to the Fund prospectus. In particular, please be aware of the different shareholder fees charged by each class, as well as the classes' differing levels of operating expenses deducted from Fund assets. These differences could affect which particular class is best suited for use with your Certificate. As described in the Benefit Base section on page 12, the sales charge imposed on purchases of Class GA shares will affect the initial level of your Benefit Base. In addition, the contingent deferred sales charges associated with the Class GC and Class GA shares could reduce the actual amount of money you receive upon making a withdrawal.

If you later cancel the Certificate (or it otherwise terminates) but would like to continue investing in the Funds, you will be required to redeem your Class GA, Class GC, or Class GI shares and purchase other classes of Fund shares.

FUND FEES AND CHARGES

As described in more detail in the Fund prospectus, in addition to the Certificate Fee described earlier in this prospectus, there are certain fees and charges associated with the Funds, which may reduce the value of your Fund Account. Depending on which share class you purchase,


                                 21  PROSPECTUS
shareholders fees, such as annual account fees, sales charges and deferred sales charges, may be deducted directly from the Fund. Other fees, deducted from Fund assets, include management fees, distribution (Rule 12b-1) fees, and operating expenses.



ADDING AND REMOVING FUNDS ELIGIBLE FOR USE WITH THE CERTIFICATE

The Funds that are available may differ depending upon when you purchase the Certificate. We reserve the right to add other Funds in the future or remove previously available Funds based on changes to their investment objectives. If we remove a Fund, we will notify you regarding the change at least 60 days prior to the change. If your Fund Account Value is invested in the removed Fund, you will be required to transfer your Fund Account Value into another Fund within 60 days. If you do not transfer the Fund Account Value out of the removed Fund, then the Certificate will terminate.

In the very unlikely event that no Funds are offered, then a mandatory payout will apply (see the "Mandatory Annuity Payout" section on page 19).


DEATH OR DIVORCE
--------------------------------------------------------------------------------


DEATH
The effect of the death of any Owner will depend on when the Owner dies (i.e., during the Account Phase or the Payout Phase), the number of Owners, and the number of Annuitants.

If any Owner dies during the Account Phase, and:

.. There is only one Owner and one Annuitant, then when the Owner dies, the Certificate will terminate.

.. There is only one Owner and Joint Annuitants, then when the Owner dies, the surviving Spouse (who was also named as the sole Primary Beneficiary) will become the new Owner. The surviving Spouse will also continue as the only Annuitant. A new Joint Annuitant cannot be added.

.. There are Joint Owners and only one Annuitant, then there are two possible results. If the Owner who is also the Annuitant dies, then the Certificate will terminate. If the Owner who is not also the Annuitant dies, then the Certificate will continue with the surviving Owner as the only Annuitant.

.. There are Joint Owners and they are also Joint Annuitants, then when either of the Owners dies, the Certificate will continue with the surviving Owner as the only Annuitant.

If any Owner dies during the Payout Phase, and:

.. There is only one Owner, then when the Owner dies, the Beneficiaries will receive any payments scheduled to continue under the Certificate.

.. There are joint Owners, then when either Owner dies, the surviving Owner will receive any payments scheduled to continue under the Certificate.

The effect of the death of any Annuitant will depend on when the Annuitant dies (i.e., during the Account Phase or the Payout Phase), the number of Owners, and the number of Annuitants.

If an Annuitant dies during the Account Phase, and:

.. There is only one Annuitant, then when the Annuitant dies, the Certificate will terminate.

.. There is only one Owner, who is a living person, and Joint Annuitants, then when an Annuitant who is not also an Owner dies, the Certificate will continue with the Owner as the only Annuitant.

.. There are Joint Owners and Joint Annuitants, then when either Annuitant dies, the surviving Owner will continue as the only Annuitant.

.. The Owner is a custodian or trustee of an IRA:

  . If the Annuitant who is also the beneficial owner of the IRA dies, the Owner may continue the Certificate with the Joint Annuitant as the only Annuitant. At that time, the Owner must provide the following information to us:

     (1) The Annuitant was the beneficial owner of the IRA at the time of death;

     (2) The Joint Annuitant is the sole beneficiary of the IRA;

     (3) The Joint Annuitant has elected to continue the IRA as his or her own IRA; and

     (4) The Owner has continued the IRA pursuant to a spousal election.

  . If the Joint Annuitant dies, then the Owner may continue the Certificate with the beneficial owner of the IRA as the only Annuitant.

If an Annuitant dies during the Payout Phase, any remaining payments will be paid to the Owner, as scheduled, until the death of the last Annuitant or until the expiration of the Guaranteed Payment Period, as applicable.


DIVORCE
After the Certificate is purchased, if joint Owners legally divorce prior to the Payout Phase, we will replace the Certificate with new certificates issued individually to each Owner, subject to the terms of the court-issued divorce decree.

If the Owners legally divorce during the Payout Phase, then subject to the terms of the court-issued divorce decree, we will replace the Certificate with new


                                 22  PROSPECTUS
certificates issued individually to each Owner. Benefit Payments or Income Payments, if applicable, will be made under the new individual Certificate, calculated using the same Annual Withdrawal Percentage or, if applicable, under the same Income Plan that was selected prior to the date of divorce.


MISCELLANEOUS INFORMATION
--------------------------------------------------------------------------------


PERIODIC COMMUNICATIONS
Each year, we will provide an Annual Statement which will include information about your Benefit Base and Maximum Annual Withdrawal.


CANCELLATION
You may cancel the Certificate only after the third Certificate Anniversary. We must receive your written notification of cancellation within the 30 day period following any Certificate Anniversary beginning with the third Certificate Anniversary. We reserve the right to restrict your ability to purchase a new Certificate within three years of the date you elect to cancel the Certificate.
 If you cancel the Certificate, any Certificate Fees already paid will not be refunded.


ASSIGNMENT
You may not assign an interest in this Certificate as collateral or security for a loan. In addition, you may not assign an interest in this Certificate to a non-living entity. However, you may assign periodic income payments under this Certificate before the Payout Phase begins. No Beneficiary may assign benefits under the Certificate until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Certificate.


MODIFICATION
Only an Allstate Life officer may approve a change in or waive any provision of the Certificate. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Certificate. We may not change the terms of the Certificate without your consent, except to conform the Certificate to applicable law or changes in the law. If a provision of the Certificate is inconsistent with state law, we will follow state law.


AMENDMENT OR TERMINATION OF MASTER CONTRACT
The Master Contract may be amended by us, terminated by us, or terminated by ALFS without the consent of you or any other person. No termination completed after your Certificate has been issued to you will adversely affect your rights under the Certificate.


SURVIVOR CLAUSE
We will determine whether one person has survived another person as follows: If one person survives another person by at least 24 hours, then the former person will be deemed to have survived the latter person. On the other hand, if the former person does not survive the latter person by at least 24 hours, then the former person will be conclusively presumed to have predeceased the other person.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes.
 Premium taxes may be deducted through the sale or transfer of assets in your Fund Account, or other agreed upon method, and delivered to us. Some of these taxes are due when the Certificate is issued; others are due when income payments begin or upon surrender. Premium taxes may be deducted from your Fund Account Value when we are required to pay them or at a later time. Premium taxes generally range from 0% to 4% of your Certificate Fee, depending on the state.


LEGAL MATTERS
All matters of Illinois law pertaining to the Certificate, including the validity of the Certificate and Allstate Life's right to issue such Certificates under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


THE COMPANY
--------------------------------------------------------------------------------

Allstate Life is the issuer of the Certificate. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Certificates in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062. For information on obtaining Allstate


                                 23  PROSPECTUS

Life's Annual Report and other documents incorporated by reference, see the "Other Documents" section on page 24.


DISTRIBUTION
--------------------------------------------------------------------------------

ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Certificate. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA").

ALFS does not sell Certificates directly to purchasers. ALFS enters into selling agreements with affiliated and unaffiliated broker-dealers to sell the Certificates through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Certificates.

We will pay commissions to broker-dealers which sell the Certificates.
 Commissions paid vary, but we may pay up to a maximum sales commission of 3%.
  Individual representatives receive a portion of compensation paid to the broker-dealer with which they are associated in accordance with the broker-dealer's practices. We estimate that commissions and annual compensation, when combined, will not exceed 4%.

From time to time, we pay asset-based compensation and/or marketing allowances to broker-dealers. These payments vary among individual broker dealers, and the asset-based payments may be up to 1% annually. These payments are intended to contribute to the promotion and marketing of the Certificates, and they vary among broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Certificates on a list of preferred or recommended products in the broker-dealer's distribution system; (2) sales promotions with regard to the Certificates; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the broker-dealer's registered representatives. For more information on the compensation associated with the Certificate that your registered representative or his or her brokerage firm may receive, please consult your registered representative.

Allstate Life does not pay ALFS a commission for distribution of the Certificates. ALFS compensates its representatives who act as wholesalers, and their sales management personnel, for Certificate sales. This compensation is based on a percentage of Funding Payments. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Certificates, including any liability to Certificate Owners arising out of services rendered or Certificates issued.




OTHER DOCUMENTS
--------------------------------------------------------------------------------

[Financial information to be added.]


TAXATION OF THE CERTIFICATE
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX CONSEQUENCES OF ANY CERTIFICATE OR ITS EFFECT ON TRANSACTIONS INVOLVING THE FUND ACCOUNT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity certificate depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser. This discussion does not address the tax treatment of transactions involving the Fund Account except insofar as this Certificate may be relevant to the tax treatment of such transactions.


TAXATION OF THE FUND ACCOUNT
While the matter is not free from doubt, we believe the tax treatment of transactions involving your Fund Account will be treated the same as if this Certificate did not exist. Distributions from the Fund, whether taken in cash or reinvested in the Fund, are subject to federal income tax and may also be subject to state and local tax. Dividends and short-term capital gains distributions that you receive are taxable to you as ordinary income. If you are an individual and certain holding period requirements are met, you may be eligible for taxation at long-term capital gains rates on "qualified dividend income" distributed from the Fund. Distributions of net long-term capital gains are taxable to you as long-term capital gains for federal income tax purposes. If you are investing


                                 24  PROSPECTUS
through an IRA, special tax rules apply. The Certificate Fee may be a taxable distribution from the Fund.

We can provide no assurances, however, that the IRS will agree with us on these issues, or that a court would agree with us if the IRS were to challenge the foregoing treatment. You should consult a competent tax adviser before purchasing a Certificate. We anticipate distributions and dividends on your Fund, and amounts received on redemption or disposition of your Fund will not be treated as payments under or distributions under the Certificate. We believe the Fund will not be denied the benefit of preferential income tax rates currently applicable to certain dividends known as "qualified dividend income." While it is not free from doubt, we believe that the Fund and the Certificate more likely than not will not be "offsetting positions" under the so-called "straddle rules" in the Code. If these positions were subject to the straddle rules, the holding period for the Fund may be suspended, thereby making it unlikely that gains from disposition of the Fund would qualify as long-term capital gain. Additionally, the straddle rules could result in the deferral of a deduction for losses realized on sale of Fund shares. There are no published authorities directly supporting our conclusions and the IRS may disagree with them resulting in a potentially adverse effect on the tax consequences of your Fund Account. Even if our interpretations are correct, it is possible that the tax consequences could change depending on future circumstances.


TAXATION OF THE CERTIFICATE
The Certificate is novel and innovative. To date, the tax consequences of the Certificate have not been addressed in published legal authorities and some of the potentially relevant guidance is susceptible to differing interpretations. We intend to treat the Certificate as an annuity contract in reporting taxable income attributable to the Certificate to you and to the IRS. We understand that the IRS may have these issues under consideration, and that it has not yet reached a conclusion. It is possible that the IRS could reach a conclusion different from those expressed in this prospectus, including that the Certificate is some type of other financial derivative rather than an annuity. The other financial derivative could include an option or notional principal contract with possible different tax consequences than if it were treated as an annuity. Assuming the Certificate is treated as an annuity for tax purposes, Benefit Payments after your Fund Account value is reduced to zero will be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. Generally, the rule for income taxation of annuity payments received from a non-Qualified Certificate will allow the recovery of your investment in the Certificate in equal tax-free amounts over your actuarial life expectancy as provided in tables published by the IRS. The balance of each payment received is taxable. For fixed payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Certificate to the total expected value of annuity payments for the term of the Certificate. The annuity payments will be fully taxable after the total amount of the investment in the Certificate is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Certificate is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

DISTRIBUTION AT DEATH RULES.

In order to be considered an annuity for federal income tax purposes, the Certificate must provide for certain distributions that must be made when an owner, or annuitant in the case of a non-living owner, dies. We believe the Certificate satisfies these requirements and we will administer the Certificate to comply with these requirements.

PENALTY TAX ON PREMATURE DISTRIBUTIONS.

A 10% penalty tax applies to the taxable amount of any premature distribution from a Certificate. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035.

A 1035 exchange is not permitted into or from this Certificate.


INCOME TAX WITHHOLDING
Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuity distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W--


                                 25  PROSPECTUS

8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CERTIFICATES
The Certificate cannot be issued as an Individual Retirement Annuity, however, the Certificate may be issued to the custodian or trustee of an IRA. Currently Allstate Life does not issue annuities to employer sponsored qualified retirement plans under section 401 of the Code, or tax sheltered annuities under section 403(b) of the Code. An Individual Retirement Annuity endorsement is made available only upon entering the Payout Phase of the Certificate.

Allstate Life reserves the right to limit the availability of the Certificate for use with any retirement plan or to modify the Certificate to conform with tax requirements. If you use the Certificate within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Certificate features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life does not currently issue annuities to employer sponsored qualified retirement plans.

REQUIRED MINIMUM DISTRIBUTIONS.

Generally, tax qualified arrangements like an IRA (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the IRA. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Certificate satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax adviser.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS

Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.


DETERMINING WHETHER THE CERTIFICATE IS RIGHT FOR YOU
--------------------------------------------------------------------------------

PURPOSE OF THE CERTIFICATE:  GUARANTEEING A MINIMUM LEVEL OF LIFETIME INCOME

It is important to understand the purpose of the Certificate. It is designed to guarantee a minimum level of lifetime income. It does not protect the actual value of the investments in your Fund Account. It is also important to understand that even after you have reached the Eligible Withdrawal Start Date and start taking withdrawals from your Fund Account, those withdrawals are made first from your own investments in your Fund Account. We are required to start using our own money to make continuing lifetime income payments to you only when and if your Fund Account Value is reduced to $0 due to an Eligible Withdrawal.

You may not ever need the protection provided by the Certificate, depending on several variables:

.. HOW YOUR FUND INVESTMENTS PERFORM. The Funds are target retirement date mutual funds. Target retirement date mutual funds are designed to give investors an asset mix that provides the opportunity for growth early on but then becomes more conservative as investors approach retirement, eventually providing for stability of assets in retirement. If the Funds perform as expected, you will be able to take annual withdrawals beginning on the Eligible Withdrawal Start Date equal to the Certificate's Maximum Annual Withdrawal from your Fund Account no matter how long you live. However, investment performance is never guaranteed. The Certificate is designed to ensure that, should your Fund experience poor performance, you will still receive a certain minimum level of lifetime income.

.. HOW LONG YOU LIVE. Even if your Fund experiences poor investment performance, if you die before your Fund Account Value is reduced to zero, you will not receive any payments under the Certificate. The Certificate does not have any cash value or provide a death benefit. Even if you begin to receive Benefit Payments, you may die before receiving an amount equal to or greater than the amount you have paid in Certificate Fees.

.. THE AMOUNT AND TIMING OF YOUR WITHDRAWALS. The restrictions on the amount and timing of your withdrawals are designed to minimize the risk that your Fund Account Value will be reduced to zero. Your own choices on when to take withdrawals may also reduce the risk that your Fund Account Value will be reduced to zero. Because of decreasing life expectancy as you age, the longer you wait to start


                                 26  PROSPECTUS
  making Eligible Withdrawals after the Eligible Withdrawal Start Date, the less likely it is that you will benefit from your Certificate. On the other hand, the earlier you begin making Eligible Withdrawals, the lower the Guaranteed Option Factor you will receive and therefore the lower your Benefit Payments (if any) will be.

PUTTING IT ALL TOGETHER

In summary, there are many variables that determine whether your Fund Account will generate enough investment gain over time to sustain systematic withdrawals equal to the Maximum Annual Withdrawal. The two most important variables are market performance and your life expectancy. The more poorly the market performs, and the longer you live, the more likely it is that systematic withdrawals equal to the Maximum Annual Withdrawal will reduce your Fund Account to zero. When investment losses occur can also have an impact ? studies have shown that individual years of negative annual average investment returns can have a disproportionate impact on the ability of your retirement investments to sustain systematic withdrawals over an extended period, depending on the timing of the poor investment returns. See, e.g., W. P. Bengen, "Determining Withdrawal Rates Using Historical Data," Journal of Financial Planning (October 1994); Larry Bierwirth, "Investing for Retirement: Using the Past to Model the Future," Journal of Financial Planning (January 1994). If your Fund Account declines before the Eligible Withdrawal Start Date, your investments would have to produce an even greater return after the Eligible Withdrawal Start Date to make up for the investment losses before that date. Studies also indicate that lifespans are generally continuing to increase, and therefore, while everyone wants to live a long life, funding retirement through systematic withdrawals presents the risk of outliving those withdrawals. See, e.g., Jeffrey R. Brown, "How Should We Insure Longevity Risk in Pensions and Social Security," Center for Retirement Research at Boston College (August 2000). The Certificate guarantees that, no matter how these variables ultimately play out, you will receive yearly income equal to the Maximum Annual Withdrawal no matter how long you live.


IMPORTANT TERMS
--------------------------------------------------------------------------------

ACCOUNT PHASE: The first of the two phases of the Certificate. During the Account Phase, the Owner may purchase additional Fund shares and take withdrawals from the Fund Account.

ALFS: ALFS, Inc., which is the underwriter of the Certificates and the Master Contracts.

ALLSTATE FINANCIAL INVESTMENT TRUST: The registered open end investment company which offers the Allstate(R) ClearTarget/SM/ Funds that will redeem shares in your Fund Account to pay your Certificate Fees and, as applicable, state premium taxes to Allstate Life.

ALLSTATE INSTITUTIONAL ADVISORS, LLC: The registered investment adviser for the Allstate(R) ClearTarget/SM/ Funds.

ALLSTATE LIFE: Allstate Life Insurance Company, which issues the Certificates and the Master Contracts.

ANNUAL CERTIFICATE FEE PERCENTAGE: The percentage of the Fund Account Value that is deducted each year; currently, the Annual Certificate Fee Percentage for the Basic Guaranteed Lifetime Income Certificate is 0.85%; for the Guaranteed Lifetime Income Certificate is 1.00%; and for the Enhanced Guaranteed Lifetime Income Certificate is 1.25%.

ANNUAL ROLLUP PERCENTAGE: The rate at which the Rollup Value under the Enhanced Guaranteed Lifetime Income Certificate accumulates yearly, until the earlier of the first Eligible Withdrawal or the expiration of the Annual Rollup Period.
 Currently, the Annual Rollup Percentage is 5%.

ANNUAL ROLLUP PERIOD: The period during which the Rollup Value under the Enhanced Guaranteed Lifetime Income Certificate accumulates (unless an Eligible Withdrawal occurs first). Currently, the Annual Rollup Period is 10 years.

ANNUAL WITHDRAWAL PERCENTAGE: A value that is multiplied by the Benefit Base to determine the Maximum Annual Withdrawal. The Annual Withdrawal Percentage varies with the number of Annuitants and the age of the younger Annuitant on the date the first Eligible Withdrawal is made.

ANNUITANT: The living person named in the Certificate during whose life Allstate Life will pay the benefits guaranteed by the Certificate.

BASIC GUARANTEED LIFETIME INCOME: One of the three versions of the Certificate, where the Benefit Base is recalculated on each date you purchase additional Fund shares and on each date that you make an Ineligible Withdrawal from your Fund Account. Currently, the Annual Certificate Fee Percentage is 0.85%.

BENEFIT BASE: A value that is used to calculate the Maximum Annual Withdrawal. The calculation of the Benefit Base differs among the Basic Guaranteed Lifetime Income Certificate, the Guaranteed Lifetime Income Certificate and the Enhanced Guaranteed Lifetime Income Certificate.

BENEFIT PAYMENT: A payment that is made once the Fund Account Value has been reduced to zero, due to an Eligible Withdrawal.


                                 27  PROSPECTUS

BENEFIT PAYMENT START DATE: The date on which the Owner's Fund Account Value is reduced to zero, due to an Eligible Withdrawal.

BROKER-DEALER: A broker-dealer that has entered into a selling agreement with ALFS.

BUSINESS DAY: A day where the New York Stock Exchange is open for regular trading.

CERTIFICATE: The Allstate(R) Guaranteed Lifetime Income annuity certificate described in this prospectus. In certain states, the Allstate(R) Guaranteed Lifetime Income annuity is offered as an individual contingent deferred annuity contract. References to "Certificate" in this prospectus include individual certificates as well as individual contracts, unless the context requires otherwise. The Certificate is issued pursuant to the terms of a group contingent deferred annuity contract issued by Allstate Life to ALFS. Three different versions of the Certificate are described in this prospectus - the Basic Guaranteed Lifetime Income Certificate, the Guaranteed Lifetime Income Certificate and the Enhanced Guaranteed Lifetime Income Certificate. References to "Certificate" also include all three versions of the Certificate, unless otherwise noted.

CERTIFICATE ANNIVERSARY: The anniversary of the date you purchase the Certificate.

CERTIFICATE FEE: The fee that is deducted from the Owner's Fund Account and paid to Allstate Life for the guarantees it provides under the Certificate.

CERTIFICATE FEE PERIOD: The period used to calculate the Certificate Fee. A Certificate Fee Period begins five Business Days prior to the end of the previous calendar quarter and ends six Business Days prior to the end of the current calendar quarter. The Certificate Fee is deducted following the end of each Certificate Fee Period.

CERTIFICATE OWNER: The living or non-living person that legally owns the Certificate.

CERTIFICATE YEAR: One year beginning on one Certificate Anniversary and ending immediately prior to the next Certificate Anniversary.

ELIGIBILITY AGE: An age that is used in determining the Eligible Withdrawal Start Date. It is currently set at 60.

ELIGIBILITY DATE: The Certificate Anniversary in the Eligibility Year for a particular Fund. The Eligibility Date is used in determining the Eligible Withdrawal Start Date.

ELIGIBILITY YEAR: A designated year for each particular Fund. The Eligibility Year is important for determining the Eligibility Date, which is used in determining the Eligible Withdrawal Start Date.

ELIGIBLE WITHDRAWAL: A withdrawal about which you have notified us of your intent to begin making Eligible Withdrawals, occurs on or after the Eligible Withdrawal Start Date and, when added to all of the other withdrawals taken in the same Certificate year, does not exceed the Maximum Annual Withdrawal. Withdrawals taken before the first Eligible Withdrawal are not included in this sum.

ELIGIBLE WITHDRAWAL START DATE: The later of the (a) the Certificate Anniversary following the date the youngest Annuitant reaches the Eligibility Age, and (b) the Eligibility Date for the Fund whose shares are held in the Owner's Fund Account. The Eligible Withdrawal Start Date is important in determining whether a withdrawal is an Eligible Withdrawal.

ENHANCED GUARANTEED LIFETIME INCOME: One of the three versions of the Certificate, where the Benefit Base is recalculated on each Certificate Anniversary and on each date that you make an Ineligible Withdrawal from your Fund Account. Currently, the Annual Certificate Fee Percentage is 1.25%.

FUND: One of the mutual funds whose shares designated by Allstate Life as eligible for investment under the Certificate. (In the Certificate, a Fund is referred to as an "Investment Program".)

FUND ACCOUNT: The Owner's investment account in which shares of a Fund are held.

FUND ACCOUNT VALUE:  The value of the Owner's Fund Account.

FUNDING PAYMENTS: A purchase of additional shares of a Fund.

GUARANTEED LIFETIME INCOME: One of the three versions of the Certificate, where the Benefit Base may be increased to the value of your Fund Account on each Certificate Anniversary and reduced on each date that you make an Ineligible Withdrawal from your Fund Account. Currently, the Annual Certificate Fee Percentage is 1.00%.

GUARANTEED PAYMENT PERIOD: The period during which Income Payments are guaranteed under an Optional Income Plan.

INCOME PLAN: A fixed annuity that is either elected as Optional Income Plans or elected upon a Mandatory Annuity Payout.

INCOME PLAN START DATE: The date on which the Owner elects to apply the Fund Account Value to an Optional Income Plan.

INCOME PAYMENT:  A payment made pursuant to an Income Plan.

INELIGIBLE WITHDRAWAL: A withdrawal taken before you have notified us of your intention to make Eligible Withdrawals, or a withdrawal that either occurs before the Eligible Withdrawal Start Date or, when added to all of the other withdrawals taken in the same Certificate Year, exceeds the Maximum Annual Withdrawal.

JOINT ANNUITANTS: The two living persons named in the Certificate during whose lives Allstate Life will pay the


                                 28  PROSPECTUS
benefits guaranteed under the Certificate.  Joint Annuitants must be spouses.

LATEST INCOME PLAN START DATE: The date upon which the Mandatory Annuity Payout begins, if by that date the Fund Account Value has not been reduced to zero and the Owner has not selected an Optional Income Plan. Currently, this is the date of the younger Annuitant's 105th birthday.

MANDATORY ANNUITY PAYOUT: A condition of the Certificate that requires the Owner to either apply the Fund Account Value to an Income Plan or terminate the Certificate by a certain date.

MANDATORY ANNUITY PAYOUT START DATE: The date on which the Owner must select one of the Income Plans pursuant to the Mandatory Annuity Payout.

MASTER CONTRACT: The group contingent deferred annuity contracts issued by Allstate Life to ALFS and pursuant to the terms of which the Certificate is issued.

MAXIMUM AGGREGATE FUNDING PAYMENT: The maximum sum of all Fund share purchases that may be covered by the Certificate. Any purchases of Fund shares beyond this amount may not be covered by the Certificate. Currently, the Maximum Aggregate Funding Payment is $1 million.

MAXIMUM ANNIVERSARY VALUE (MAV): A value that is used in determining the Benefit Base under the Enhanced Guaranteed Lifetime Income Certificate.

MAXIMUM ANNUAL WITHDRAWAL: The total amount available to be withdrawn from the Fund Account for Eligible Withdrawals in a Certificate Year without reducing the benefits available under the Certificate. It equals the Benefit Base multiplied by the Annual Withdrawal Percentage.

MINIMUM FUNDING PAYMENT: The minimum amount that a purchase of Fund shares must equal to be covered by the Certificate. Currently, the Minimum Funding Payment is $50.

OPTIONAL INCOME PLAN:  An Income Plan which an Owner may select at any time.

OWNER: The living or non-living person that legally owns the Certificate.

PAYOUT PHASE:  The second of the two phases of the Certificate.

RESET DATE: A date that is used in determining the Maximum Anniversary Value under the Enhanced Guaranteed Lifetime Income Certificate. Currently, the Reset Date is every Certificate Anniversary.

ROLLUP VALUE: A value that is used in determining the Benefit Base under the Enhanced Guaranteed Lifetime Income Certificate.

TRIAL EXAMINATION PERIOD: The brief initial period after the Owner purchases the Certificate during which the Owner may cancel the Certificate and receive a full refund of Certificate Fees.


                                 29  PROSPECTUS

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS





ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees..............................$12,280

Estimated Cost of printing and engraving.......$25,000

Estimated Legal fees...........................$100,000

Estimated Accounting fees......................$12,000

Estimated Mailing fees.........................$25,000





ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.





ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.        Description

(1)  Underwriting agreement and Amendment (To be filed by amendment.)

(2)  Not applicable

(4) Form of Group Contingent Deferred Annuity Master Contract, Certificates, Amendatory Endorsement for Refund of Fees at Death, and Application (Incorporated herein by reference to Registrant's initial Form S-3 Registration Statement (File No. 333-147913) dated December 6, 2007.)

(5) Opinion and Consent of General Counsel re: Legality (To be filed by amendment.)

(8)  Opinion re: Tax Matters (To be filed by amendment.)

(12) None

(15) None

(23) Consents of Experts and Counsel (To be filed by amendment.)

(24) Powers of Attorney for David A. Bird, Michael B. Boyle, Danny L. Hale, James E. Hohmann, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, George
     E. Ruebenson, Eric A. Simonson, Kevin R. Slawin, Michael J. Velotta, Douglas B. Welch, and Thomas J. Wilson, II. (Incorporated herein by reference to Registrant's initial Form S-3 Registration Statement (File No. 333-147913) dated December 6, 2007.)

(25) Not applicable

(26) Not applicable

(99) None





ITEM 17.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided,  however, that the undertakings set forth in paragraphs (i),
          (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5)  That, for the purpose of determining liability of the Registrant under
          the   Securities   Act  of  1933  to  any  purchaser  in  the  initial
          distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 31st day of March, 2008.



                        ALLSTATE LIFE INSURANCE COMPANY

                                (REGISTRANT) By:

                             /s/MICHAEL J. VELOTTA

                    ---------------------------------------

                               Michael J. Velotta

                        Senior Vice President, Secretary

                              and General Counsel



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 31st day of March, 2008.

/s/MICHAEL J. VELOTTA    Senior Vice President, Secretary,
---------------------    General Counsel and Director
Michael J. Velotta

*/DAVID A. BIRD          Senior Vice President and Director
---------------
David A. Bird

*/MICHAEL B. BOYLE       Senior Vice President and Director
------------------
Michael B. Boyle

*/DANNY L. HALE          Director
---------------
Danny L. Hale

*/JAMES E. HOHMANN       Director, President and Chief Executive Officer
------------------       (Principal Executive Officer)
James E. Hohmann

*/JOHN C. LOUNDS         Senior Vice President and Director
----------------
John C. Lounds

*/SAMUEL H. PILCH        Group Vice President and Controller
-----------------        (Principal Accounting Officer)
Samuel H. Pilch

*/JOHN C. PINTOZZI       Senior Vice President, Chief Financial
------------------       Officer and Director
John C. Pintozzi         (Principal Financial Officer)

*/GEORGE E. RUEBENSON    Director
---------------------
George E. Ruebenson

*/ERIC A. SIMONSON       Senior Vice President, Chief Investment
------------------       Officer and Director
Eric A. Simonson

*/KEVIN R. SLAWIN        Senior Vice President and Director
-----------------
Kevin R. Slawin

*/DOUGLAS B. WELCH       Senior Vice President and Director
------------------
Douglas B. Welch

*/THOMAS J. WILSON, II   Director and Chairman of the Board
----------------------
Thomas J. Wilson, II



*/ By Michael J.  Velotta,  pursuant to Powers of Attorney  previously  filed.



                                  EXHIBIT LIST

No exhibits are filed with this pre-effective amendment number one.